Exhibit 10.1









                    ACQUISITION AGREEMENT

                       by and between

            COLGATE-PALMOLIVE COMPANY, as Seller

                             and

                  THE STEPHAN CO., as Buyer

                         DATED AS OF

                      December 31,1995












ACQUISITION AGREEMENT, dated as of December 31, 1995 between COLGATE-PALMOLIVE COMPANY, a Delaware corporation having its principal place of business at 300 Park Avenue, New York, New York 10022-7499 (the "Seller"), and THE STEPHAN CO., a Florida corporation having its principal place of business at 1850 West McNab Road, Ft. Lauderdale, Florida 33309 (the "Buyer").

                    W I T N E S S E T H :

      A. The Seller's personal, body and hair care businesses include the products known as "Wildroot" and "Cashmere Bouquet Talc" (the "Products").

      B. The Seller markets the Products primarily in the United States (such Products, as marketed solely in the United States, are hereinafter referred to as the "Wildroot Product Line" and the "CB Talc Product Line", respectively, and collectively as the "Domestic Product Line").

      C.  With respect to the Wildroot Product Line, the Seller:

       (a)     has registered "Wildroot" and related
    trademarks (i) in the United States with the United
    States Patent and Trademark Office (all of such registered marks are listed on Schedule 1.1(a) and are collectively referred to as the "Domestic Wildroot
    Trademarks") and (ii) in the countries listed on
    Schedule 1.1(b) (all of such registered marks, collectively, the "Foreign Wildroot Trademarks"; the Domestic Wildroot Trademarks and the Foreign Wildroot
    Trademarks are sometimes referred to herein as the "Wildroot Trademarks',);

       (b)    has registered "Wildroot" and related
    trademarks, and uses, has used or may use such marks with or without registration in connection with the manufacture and sale of hair care products in the foreign countries listed on Schedule 1.3 (all of such marks, whether or not registered or used, the "Colgate
    Marks"), and the Seller intends to sell or continue to sell hair care products under the Colgate Marks in such countries; and

        (c) desires to sell, and the Buyer desires to acquire, all of the Seller's right, title and interest in and to (i) the Wildroot Trademarks and (ii) assets related exclusively to the Wildroot Product Line, as more specifically described herein, all for the purchase price and on the terms and conditions set forth below.

     D.   With respect to the CB Talc Product Line, the Seller:

      (a) has registered "Cashmere Bouquet" and related trademarks (i) in the United States (the "Domestic CB Marks") and (ii) in various foreign countries (the "Foreign CB Marks") in connection with the manufacture, marketing and sale of various personal and body care products (the Domestic CB Marks and the Foreign CB Marks, collectively, the "CB Marks");

      (b) desires to license to the Buyer the right to use the Domestic CB Marks and related trade dress solely in connection with the manufacture, marketing and sale by the Buyer of the CB Talc Product Line in the United
   States; and

      (c) desires to sell, and the Buyer desires to acquire, all of the Seller's right, title and interest in and to assets related exclusively to the CB Talc Product Line, as more specifically described herein, all for the purchase price and on the terms and conditions set forth below.

      In consideration of the premises and the mutual covenants and agreements set forth below, the parties agree as follows:

       I. TRANSFER OF ASSETS

         1.1. Transfer of Assets. On the terms and subject to the conditions of this Agreement, at the closing provided for in Article V (the "Closing"), the Seller shall sell, assign and deliver to the Buyer, and the Buyer shall acquire from the Seller, all of the Seller's right, title and interest in and to the following assets:

            (a) the Domestic Wildroot Trademarks listed on Schedule 1.1(a), together with the goodwill associated therewith;

            (b)  the Foreign Wildroot Trademarks listed on Schedule 1.1(b);

            (c) all trade dress relating solely and exclusively to the Wildroot Product Line;

            (d) subject to Section 1.3, the formulae relating solely and exclusively to the CB Talc Product Line and the Wildroot Product Line, along with the Seller's "Standard Processing Instructions" therefor;

            (e) the customer lists relating to the Domestic Product Line;

            (f) the agreement listed on Schedule 1.1(f);and

            (g) subject to Section 1.6, the molds set forth
                on Schedule 1.1(g).

      Additionally, at the end of the "Transition Period"
(as defined in the Transition Agreement annexed hereto as Exhibit E), the Seller shall, on the terms and subject to the conditions of this Agreement and the Transition
Agreement, sell, assign and deliver to the Buyer, and the Buyer shall acquire from the Seller, all of the Seller's right, title and interest in and to that amount of finished goods, semi-finished goods, work in process, raw materials and packaging relating solely and exclusively to the Domestic Product Line which is equal to the "Minimum
Guaranteed Quantity" (as that term is defined in Section
6.1(n)) (collectively, the "Inventory"). As used herein, the term "Assets" shall mean the Inventory and those assets identified in Section 1.1(a) - 1.1.(g). Except for the
Inventory and except for those assets expressly identified in Section 1.1(a) - 1.1(g) above, the term "Assets" shall not include any other assets of the Seller or any of its affiliates.

         1.2. Assumption of Liabilities. On the terms and subject to the conditions of this Agreement, the Buyer shall, at the Closing, assume and agree to pay, perform, discharge and otherwise satisfy, all of the Seller's obligations under the agreement listed on Schedule 1.1(f).
Except as provided above, the Buyer is not assuming, nor in any way shall be liable for, any debts, liabilities, commitments or obligations of the Seller.

         1.3. License of Formulae to Seller. Effective as of the Closing, the Buyer hereby irrevocably grants to the Seller a perpetual, non-exclusive, royalty-free, right and license (with the right to sublicense parties presently selling the Products for the Seller) to make, have made on its behalf, use and sell, under the Colgate Marks in the countries listed on Schedule 1.3, the Products using the same formulae as the formulae constituting a part of the Assets. The Seller, its affiliates and, on their respective behalves, others shall be free on a worldwide basis to use any formulae which are not the same formulae constituting a part of the Assets to make, have made on its behalf, use and sell products that compete with the Products.

         1.4. Foreign Wildroot Trademarks. The Buyer acknowledges that the Foreign Wildroot Trademarks are not currently in use by the Seller or any of its affiliates. Accordingly, subject to Section 6.1(h), the Foreign Wildroot Trademarks are being sold to the Buyer "as is" and in no event shall the Seller be liable for any damages to the Buyer of any type whatsoever, including, without limitation, special, indirect, collateral or consequential damages in connection with or arising out of the existence or use by the Buyer of any of the Foreign Wildroot Trademarks, including, without limitation, anticipated profits or other economic loss.

         1.5.  License of Domestic CB Marks and Related
Trade Dress. In addition to the foregoing, at the Closing, the Seller shall enter into a Trademark License Agreement with the Buyer in the form annexed as Exhibit A pursuant to which the Seller shall grant to the Buyer a royalty-free, perpetual license to the Domestic CB Marks and trade dress relating thereto solely for use in connection with the manufacture, marketing and sale of the CB Talc Product Line in the United States.

         1.6. Molds. The Buyer acknowledges that the molds set forth on Schedule 1.1(g) are currently in the possession of the Seller's third party suppliers (the "Suppliers") and that the Seller may not be able to deliver possession of such molds to the Buyer. The Seller undertakes to cause each Supplier to, subject to the Supplier's having been given reasonable prior notice, deliver the molds to the Buyer (or to such location as the Buyer may request) free and clear of any interest the Supplier may have in the molds; provided, however, in the event one or more Suppliers claims an interest in one or more of the molds, then:

          (a) if the Seller elects to make a cash settlement with the Supplier in order to acquire such mold, the Seller shall so notify the Buyer, and the Buyer shall have the right to accept the cash settlement in lieu of delivery of the mold, in which event the Seller shall have no further obligation to the Buyer with respect to such mold; or

          (b) if the Seller does not, for whatever reason, reach a cash settlement with the Supplier, the Seller shall, at its sole cost and expense, cause a replacement mold to be fabricated and delivered to the Buyer as soon as reasonably possible, such replacement mold to conform in all respects with the specifications of the mold being replaced.

Upon the Seller's request, the Buyer shall deliver to the Seller, if required by applicable law, exempt use certificates in respect of all such molds delivered by the Seller to the Buyer.

      II. PURCHASE PRICE AND PAYMENT

         2.1. Purchase Price. The purchase price for the Assets and the Trademark License Agreement shall be the sum of (i) Two Million Six Hundred Thousand ($2,600,000) Dollars (the "Base Purchase Price") and (ii) the Deferred Payments provided for in Article III below.

         2.2. Allocation of Base Purchase Price. The parties agree that the Base Purchase Price shall be allocated among the Assets and the Trademark License Agreement as set forth in Schedule 2.2. The Buyer and the Seller agree that the allocations set forth in Schedule 2.2 were bargained for and negotiated. The Buyer and the Seller agree to prepare and file all tax returns in a manner consistent with the allocations provided herein. The Buyer and the Seller shall each provide to the other for review a copy of their reports with respect to this transaction pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended, at least ten (10) business days prior to its submission to the Internal Revenue Service. In the event that the Internal Revenue Service shall require a change in such allocations, neither party shall be liable for the tax consequences to the other party of such change.

         2.3.  Payment of the Purchase Price.  The Base
Purchase Price shall be payable by the Buyer at the Closing as follows: (i) the sum of Six Hundred Fifty Thousand
($650,000) Dollars by wire transfer of immediately available funds to an account designated by the Seller and (ii) the sum of One Million Nine Hundred Fifty Thousand ($1,950,000)
Dollars by delivery of a promissory note, due on the fifth anniversary of the Closing, bearing interest at the rate of eight (8%) percent per annum payable semi-annually in arrears, and otherwise in the form of Exhibit B hereto (the "Note").

      III.     DEFERRED PAYMENT

         3.1. Deferred Payment. In addition to the Base Purchase Price and as additional consideration for the purchase of the Trademarks and the license of the Domestic CB Marks, the Buyer shall pay the Seller for a period of eight (8) years following the Closing (the "Deferred Payment Period") an amount equal to eight (8%) percent of the Buyer's net sales of the Products (the "Deferred Payment"). As used herein, "net sales" shall mean the Buyer's total worldwide gross sales of the Products, in all markets, during the Deferred Payment Period, determined on an accrual basis, less actual freight allowances permitted by the Buyer to be taken by its trade customers, returns, trade allowances, trade rebates and trade and cash discounts. For purposes of determining the Buyer's total worldwide gross sales of the Products, there shall be included sales of all currently sold Products as well as the following products:
(a) new products using the Wildroot Trademarks in the hair care category and (b) new products using the Domestic CB Marks in the talc category (the products described in clauses (a) and (b), each an "Extension Product"). No other new products will be included. Notwithstanding the foregoing, sales of an Extension Product shall not be included in the determination of net sales for a period of eighteen (18) months following the first sale by the Buyer of such Extension Product but shall be included thereafter for the duration of the Deferred Payment Period.

Additionally, for purposes of determining the Buyer's total worldwide gross sales of the Products, there will be included sales made by any licensee or sublicensee of the Buyer or any other party to whom the Buyer shall otherwise transfer title (or a lesser interest therein) to any of the Products, including any subsequent licensee, sublicensee or transferee of any such party (collectively the "Transferees").

         3.2. Deferred Payment Statements. Statements as to net sales of the Products by the Buyer or any Transferee during each calendar quarter shall be delivered to the Seller within thirty (30) days following the end of such calendar quarter. Each such statement shall be in reasonable detail and shall set forth the Buyer's (and each Transferees, if any) gross sales of the Products, on a Product by Product basis, for the period to which it relates and the deductions therefrom.

           3.3. Delivery of Deferred payments. Deferred Payments shall be made by the Buyer to the Seller on or before July 31 for the semi-annual period ending the preceding June 30 and on or before January 31 for the semiannual period ending the preceding December 31. Subject to the provisions of this Section 3.3, the Buyer shall have the option to make each Deferred Payment (a) by wire transfer in immediately available funds to an account designated by the Seller, or (b) provided the Buyer has delivered to the Seller a "Compliance Certificate" reasonably satisfactory in form and substance to the Seller, by the delivery to the Seller of a promissory note in an amount equal to the full amount of such Deferred Payment, which note shall bear interest at the base rate of Citibank, N.A., New York, New York in effect from time to time, shall be due and payable the earlier of five (5) years from the date of issuance or the date which is one (1) month after the expiration of the Deferred Payment Period, and which shall otherwise be in the form of Exhibit C (the "Deferred Payment Note"). If the Buyer elects to deliver the Deferred Payment Note in lieu of cash, the Buyer shall send written notice (the "Election Notice") thereof to the Seller within ten (10) business days following the end of the semi-annual period to which the Deferred Payment relates, together with
(x) a copy of the Buyer's most recent financial statements as filed with the Securities and Exchange Commission (the "SEC") (or, if the Buyer is no longer required to file its financial statements with the SEC, the Buyer's most recently prepared balance sheet and income statement which shall be within the previous ninety (90) days prior to the end of the semiannual period to which the Deferred Payment relates and shall have been prepared in accordance with generally accepted accounting principles consistently applied) and (y) a certificate (the "Compliance Certificate"), signed by the Buyer's Chief Financial Officer, certifying that (i) the Buyer's net worth and ratios of debt to equity and debt to total capitalization as at the date of the balance sheet contained in such financial statements (the "Balance Sheet") are not less favorable than as reflected on the Buyer's balance sheet as filed with the SEC for the quarter ended September 30, 1995, (ii) since the date of the Balance Sheet, there has been no material adverse change in the financial condition or affairs of the Buyer, and (iii) there is not existing any "default" under and as defined in the Security Agreement referred to in Section 4.1.

           3.4. Minimum Deferred Payment. As used herein, the term "Year" shall mean the twelve month period commencing with the first day of the month following the month in which the Closing occurs and each twelve month period thereafter during the Deferred Payment Period. If the Deferred Payments payable by the Buyer to the Seller with respect to any Year (the "CP Deferred Payments"), together with the deferred payments payable by the Buyer to The Mennen Company ("Mennen") with respect to such Year under that certain Acquisition Agreement, dated of even date herewith, between the Buyer and Mennen (the "Mennen Acquisition Agreement") (the "Mennen Deferred Payments" and together with the CP Deferred Payments, the "Aggregate Deferred Payments"), is less than Five Hundred Thousand ($500,000) Dollars (the "Minimum Deferred Payment"; the difference between the Minimum Deferred Payment and the Aggregate Deferred Payment hereinafter, the "Deficit"), the Buyer shall pay to the Seller an amount equal to thirty-two (32%) percent of the Deficit until such time as the total Aggregate Deferred Payments paid by the Buyer for all Years equals Four Million ($4,000,000) Dollars. Payment of the Deficit for each Year shall be made following the end of each Year at the same time as the Deferred Payment for the immediately preceding semi-annual period ended December 31. The Deficit shall be payable in cash or, at the Buyer's option, by delivery of a Deferred Payment Note to the extent same is permitted under Section 3.3. Interest on any Deferred Payment Notes will be excluded in determining the Deficit. Any Deficit payments made to the Seller shall be allocated as set forth on Schedule 2.2.

           3.5. Foreign Currency Conversion. All payments due hereunder shall be paid in United States Dollars. If the Buyer (or any Transferee) has sales of the Products in a currency other than the U.S. Dollar, for purposes of determining the Deferred Payment due to the Seller on account of such sales, such sales shall be converted into U.S. Dollars in accordance with the exchange rate in effect during the period in which such sales were made in accordance with U.S. generally accepted accounting principles.

            3.6.  Books of Account.  The Buyer agrees to
maintain complete, true and correct books of account concerning the sale of the Products in sufficient detail to enable the Deferred Payment to be readily computed and verified. The Buyer undertakes to provide the Seller with equivalent supporting data from each Transferee, if any.
The Buyer further agrees to permit the Seller, its agents and/or independent public accountants, to have full access to such books of account (including the right to make copies thereof) during normal business hours and upon reasonable notice to the Buyer for the term of the Deferred Payment Period plus three (3) years thereafter. The Buyer shall use commercially reasonable efforts to cause its Transferees to allow the Seller to review their books for the purpose of confirming sales. The Seller hereby agrees to keep confidential all such information and to use it only in accordance with and for the purposes of this Article III.

         3.7. Arbitration. If the Seller concludes, after review of the Buyer's books of account, that additional payments are owing to the Seller with respect to the period(s) reviewed, then the Seller shall notify the Buyer in writing of its determination, which notice (the "Deficiency Notice") shall set forth in detail the basis for the Seller's determination that additional amounts are due and owing and the amount thereof. If the Seller and the Buyer are unable to resolve the disputed items within ten
(10) business days after the Buyer receives the Deficiency Notice, the parties shall refer the dispute to a partner in the New York offices of a firm of certified public accountants mutually agreeable to the parties (the "Arbiter"), as an arbitrator to finally determine, as soon as practicable, and in any event within ninety (90) days after such reference, the amounts, if any, owing to the Seller for the period(s) under consideration;, provided that if the parties are unable to mutually agree upon an Arbiter, the Arbiter shall be designated by mutual agreement between the parties' respective certified public accountants. Amounts, if any, determined to be owing by the Arbiter shall bear interest at the rate of eight (8%) percent per annum from the date the amounts should originally have been paid. The Arbiter shall otherwise conduct the arbitration under such procedures as the parties may agree or, failing such agreement, under the applicable Commercial Arbitration Rules of the American Arbitration Association. The fees and expenses of the arbitration and the Arbiter incurred in connection with the arbitration shall be allocated between the parties by the Arbiter in proportion to the extent either party did not prevail on items in dispute; provided that such fees and expenses shall not include, so long as a party complies with the procedures of this Section 3.7, the other party's outside counsel or accounting fees. All determinations by the Arbiter shall be final, binding and conclusive with respect to (a) amounts owing to the Seller for the period(s) in dispute, including interest thereon, and (b) the allocation of arbitration fees and expenses. Judgment upon the award rendered by the Arbiter may be entered in any court having jurisdiction thereof.

      IV. SECURITY

             4.1. Security Agreement. As security for the obligations of the Buyer pursuant to the Note and pursuant to Article III hereof, including any Deferred Payment Notes delivered thereunder, and in order to secure the Buyer's obligation to fund the cash component of the Base Purchase Price, the Buyer shall execute and deliver to the Seller at the Closing a security agreement in the form of Exhibit D
(the "Security Agreement"), granting to the Seller a security interest in the Domestic Wildroot Trademark and related trade dress and the formulae constituting a part of the Assets. The Buyer hereby agrees to execute and deliver from time to time, upon the written request of the Seller, financing statements and amendments thereto, a Trademark Security Agreement for filing with the United States Patent and Trademark Office, and such other documents necessary to reflect the security interest granted by the Security Agreement.

       V. CLOSING

         5.1. Time and Place. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, 555 Fifth Avenue, New York, New York 10017 on December 31, 1995, or as soon thereafter as all of the conditions in Article IX shall have been satisfied or waived. The Closing may occur at such different place and/or such different date as the Seller and the Buyer shall agree in writing.

          5.2. Deliveries at the Closing by the Seller. At the Closing, the Seller shall, on the terms and subject to the conditions of this Agreement, (a) transfer to the Buyer, or cause to be transferred to the Buyer, all of its (or its affiliates') right, title and interest in and to the Assets and (b) license to the Buyer the Domestic CB Marks and related trade dress solely and exclusively in connection with the manufacture and sale of the CB Talc Product Line in the United States, by delivering to the Buyer the following instruments, which shall be in form and substance reasonably satisfactory to the Buyer and its counsel:

          (a)  a Bill of Sale;

          (b) Trademark Assignments in the form of Schedule 5.2(b) for recording the assignment of the Domestic Wildroot Trademarks listed on
Schedule 1.1(a) in the United States Patent and Trademark Office, and an Omnibus Trademark Assignment relating to the assignment of the Foreign Wildroot Trademarks;

          (c) the Trademark License Agreement in the form of Exhibit A;

          (d) the formulae and Standard Processing Instructions for each of the Products;

          (e) that certain letter agreement of even date relating to minimum sale requirements during the during the six month period ended June 30, 1996; and

          (f) such other instruments of conveyance and transfer as may be appropriate to vest all of the Seller's right, title and interest in and to the Assets (other than the Inventory) in the Buyer.

      In addition, at the Closing the Seller shall deliver, or cause to be delivered, to the Buyer the Transition Agreement referred to in
Section 8.3 and the document referred to in Section 9.1(c).

           5.3.     Deliveries at the Closing by the Buyer.
The Buyer shall, on the terms and subject to the conditions of this Agreement, initiate a wire to the Seller's designated bank account prior to the close of business on January 2, 1996 the cash element of the Base Purchase Price.
In addition, the Buyer shall, at the Closing, deliver to the Seller:

            (a) the Trademark License Agreement;

            (b)  the Note;

            (c)  the Security Agreement and such other
documents as shall be reasonably requested by the Seller to perfect its security interest in the Assets;

            (d) an instrument of Assumption with respect to the agreement listed on Schedule 1.1(f) (the "Assumption
Agreement");

            (e)  the Transition Agreement referred to in
Section 8.3; and

            (f) that certain letter agreement of even date relating to minimum sale requirements during the six month period ended June 30, 1996.

      In addition, at the Closing the Buyer shall deliver, or cause to be delivered, to the Seller, the document referred to in Section 9.2(c).

        VI.  REPRESENTATIONS AND WARRANTIES

            6.1.    Representations and Warranties of the
Seller. The Seller represents and warrants to the Buyer as follows:

            (a)     Organization.  The Seller is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power to enter into this Agreement and perform its obligations hereunder.

             (b)    Authorization of Agreement.  The Seller
has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.
This Agreement has been duly and validly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

             (c)    Effect of Agreement.  The execution,
delivery and performance of this Agreement by the Seller and consummation of the transactions contemplated hereby will not, with or without the giving of notice, or the lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Seller is subject, (ii) violate any judgment, order, writ or decree of any court applicable to the Seller, or (iii) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets pursuant to any corporate charter, by-law, commitment, contract or other agreement or instrument to which the Seller is a party or by which any of the Assets is or may be bound or affected.

             (d) Consents. No consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Seller of this Agreement or any of the instruments or agreements herein referred to or the taking of any action herein contemplated.

             (e)    No Liens or Encumbrances.  Subject to
the provisions of Section 1.4, the Seller has, and at the Closing (or, in the case of the Inventory, at such time as provided in Section 1.1 hereof and in the case of the molds, including replacement molds, if any, at such time as provided in Section 1.6 hereof) will deliver to the Buyer, good and marketable title to the Assets, free and clear of all mortgages, claims, liens, charges and encumbrances, except (i) the lien for taxes not yet due and payable or being contested in good faith by appropriate proceedings and
(ii) such imperfections of title and encumbrances, if any, which do not materially detract from the value, or interfere with the use, of the Assets. Subject to the provisions of Sections 1.4 and 1.6, the Seller does not know of any liens, encumbrances or imperfections of title relating to the Assets.

             (f)    Intellectual Property.  Except as set
forth on Schedule 6.1(f), the Seller owns or possesses adequate licenses or other valid rights to use the Domestic Wildroot Trademarks, the Domestic CB Marks and the trade dress and formulae relating solely and exclusively to the Domestic Product Line and all of such rights are included in the Assets being transferred herewith or licensed pursuant to the Trademark License Agreement, and there are no other trademarks or trade names, trade name rights or service marks used by the Seller in connection with the Domestic Product Line, except for the "Colgate Names" (as defined in Section 8.2). Except as set forth on Schedule 6.1(f), the validity of such items and the title thereto of the Seller have not been questioned in any litigation or governmental inquiry or proceeding to which the Seller, or to the Seller's knowledge, any predecessor, is or was a party, and, to the knowledge of the Seller, no such litigation, governmental inquiry or proceeding is threatened. The conduct of the business of the Seller with respect to the Domestic Product Line as presently conducted does not conflict with valid licenses, trademarks, trademark rights, trade names, trade name rights, service marks or patents of others in any way likely to affect adversely, in any material respect, the manufacture or distribution of the Domestic Product Line.

            (g) Domestic Wildroot Trademarks; Domestic CB Mark. Schedule 1.1(a) contains a true and complete list of all of the Domestic Wildroot Trademarks, including for each registered trademark, the application or registration number, filing or registration and expiration date, mark, and class. Neither the Domestic Wildroot Trademarks nor the Domestic CB Mark infringe the trademarks of any person and, except as set forth on Schedule 6.1(g), the Seller (i) has not granted rights to any other person with respect to the Domestic Wildroot Trademarks or to the Domestic CB Mark for use in connection with the CB Talc Product Line, (ii) has no knowledge of any claim of use by any other person of the Domestic Wildroot Trademarks or to the Domestic CB Mark,
(iii) has no knowledge of any rights of any person which would materially adversely affect the right of the Buyer to use the Domestic Wildroot Trademarks or the Domestic CB Mark pursuant to the Trademark License Agreement; (iv) does not use any variants of the Domestic Wildroot Trademarks in the United States that are confusingly similar to or likely to cause confusion with the Domestic Wildroot Trademarks, (v) does not use the Domestic Wildroot Trademarks or the Domestic CB Mark in the United States by consent or agreement with any person and (vi) does not know of any claims or demands which have been asserted by any person pertaining to the Domestic Wildroot Trademarks or the Domestic CB Mark, and to the Seller's knowledge, neither the Domestic Wildroot Trademarks nor the Domestic CB Mark are being infringed by any person.

            (h)  Foreign Wildroot Trademarks.  Schedule
1.1(b) contains a true and complete list of all of the Foreign Trademarks, including for each registered trademark, the application or registration number, filing or registration and expiration date, mark, and class. The Seller has not granted rights to any other person with respect to the Foreign Wildroot Trademarks. To the Seller's knowledge, Schedule 1.1(b) contains a complete list of all consent decrees to which the Foreign Wildroot Trademarks are subject. The Seller does not currently, and has not during the past two years, manufactured any Products under the Foreign Wildroot Trademarks and the Seller does not own any other assets relating solely and exclusively to the Foreign Wildroot Trademarks which are not included in the Assets.

            (i)  Permits, Licenses, etc.  Except as set
forth on Schedule 6.1(i), (i) no permits, licenses, orders or approvals of Federal, state, local or foreign governmental or regulatory bodies are required in order to permit the manufacture or distribution of the Domestic
Product Line as currently manufactured and distributed by the Seller and (ii) the manufacture and distribution of the Domestic Product Line as currently manufactured and distributed by the Seller does not violate or infringe any Federal, state, local or foreign laws, statutes, ordinances or regulations, the enforcement of which would materially adversely affect the Domestic Product Line.

            (j)     Litigation.  Except as set forth on
Schedule 6.1(j), there is no claim, action, suit, proceeding, arbitration, or to the knowledge of the Seller, investigation or inquiry, pending before any Federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or, to the Seller's knowledge, threatened, against, relating to or affecting the Domestic Product Line or the transactions contemplated by this Agreement. During the past five (5) years, there have been no recalls with respect to the Products as a result of safety concerns or noncompliance with applicable law or otherwise. There is not currently pending any unresolved customer dispute which, if adversely determined, could have a material adverse effect on future sales of any of the Products which constitute the Domestic Product Line.

            (k)     Trade Secrets; Confidential Information.
Except as set forth on Schedule 6.1(k), to the knowledge of the Seller, the Domestic Product Line does not make use of any confidential information or trade secrets of any third person.

            (l) Bulk Sale. The Assets are not a major portion of the materials, supplies, merchandise and other inventory of the Seller, and the transfer of the Assets will not constitute a "bulk sale", as such term is defined in the Uniform Commercial Code of the State of New York.

            (m)   Financial Statements.  Attached as
Schedule 6.1(m) is a capsulized statement reflecting "Net
Sales" and "Operating Contribution" (as those terms are defined in Schedule 6.1(m)) for each of the Products in the Domestic Product Line for the year ended December 31, 1994.
"Net Sales" do not include intercompany sales, as well as internal sales at the Seller's company stores or otherwise.
Schedule 6.1(m) was accurately prepared in all material respects from the books and records of the Seller in accordance with the internal accounting practices of the Seller and was used in the preparation of the consolidated accounts of the Seller and its affiliates.

            (n) Inventory. At the end of the Transition Period (i) the level of finished goods included in the Inventory will be equal to the greater of (1) two (and in the case of CB Talc Products one and one-half) months, coverage based upon the Seller's sales of the Products during the comparable period last year, or (2) the level of finished goods as at October 31, 1995 as reflected on
Schedule 6.1(n) and (ii) the level of raw and packaging material included in the Inventory will be sufficient for one and one-half month's coverage, based on the Seller's sales of the Products during the comparable period last year ("Minimum Guaranteed Quantity"). At the end of the Transition Period, the Minimum Guaranteed Quantity (x) which consists of finished Product will (A) be non-obsolete, (B) comply with any warranty customarily given to customers with respect to this Inventory and (C) be good and salable and of the same type and product dress (exclusive of the "Colgate Names," as defined in Section 8.2) as then being generally marketed and distributed and of generally acceptable quality and meet manufacturing specifications and (y) which consists of work-in-process, raw and packaging material will be non-obsolete and capable generally of being processed at ordinary costs and by ordinary procedures into finished goods that will be in good merchantable condition.

            (o) Sales Data. The Seller has delivered to the Buyer the sales data identified in and attached to that certain letter dated December 20, 1995 from the Seller and Mennen to the Buyer. Case volume in such sales data includes inter-company sales as well as internal sales to the Seller's company stores or otherwise. All of such sales data was, as of their respective dates, true and correct in all material respects, and the Seller has no reason to believe that there will be a material decrease during the first eleven months of 1996 in total sales of the combined Domestic Product Line and the "Domestic Product Line" as defined in the Mennen Agreement compared with the first eleven months of 1995 as same is reflected in such sales data. Additionally, the Seller is not aware, with respect to any of the Products which constitute the Domestic Product Line, that any of the top fifteen customers identified in such sales data (exclusive of affiliates) with respect to each Product intends to discontinue carrying such Product or materially decrease its orders therefor.

            (p)  Condition of Equipment.  The molds set
forth on Schedule 1.1(g) (or the replacement molds to be delivered pursuant to Section 1.6 hereof) are suitable for the purposes for which they are presently being used.
Except for the molds, none of the equipment required for the production of the Products constitutes either specialized equipment not available commercially or commercially available equipment for which substantial customization or modification is required for such production.

            (q)  No Misrepresentations. Neither this
Agreement nor any agreement entered into in connection with the transactions contemplated by this Agreement nor any document delivered hereunder or thereunder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

           6.2.  Representations and Warranties of the
Buyer.  The Buyer represents and warrants to the Seller as follows:

            (a) Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power to enter into this Agreement and perform its obligations hereunder.

            (b) Authorization of Agreement. The Buyer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.
This Agreement has been duly and validly authorized, executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

            (c)  Effect of Agreement.  The execution,
delivery and performance of this Agreement by the Buyer and consummation of the transactions contemplated hereby will not, with or without the giving of notice, or the lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Buyer is subject, (ii) violate any judgment, order, writ or decree of any court applicable to the Buyer, or (iii) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Buyer's property pursuant to any corporate charter, by-law, commitment, contract or other agreement or instrument to which the Buyer is a party or by which any of the property is or may be bound or affected.

            (d) Consents. No consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Buyer of this Agreement or any of the instruments or agreements herein referred to or the taking of any action herein contemplated.

            (e)     SEC Documents; Financial Statements.
The Buyer has filed all reports, schedules, forms, statements and other documents required to filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including material filed pursuant to section 13(a) or 15(d) (all of the foregoing filed prior to the date hereof being hereinafter referred to herein as the "SEC Documents"). The Buyer has delivered or made available to the Seller true and complete copies of the SEC Documents (other than documents incorporated by reference therein but not filed therewith) filed with the SEC since January 1, 1995. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Buyer included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Buyer as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statement, to normal year-end audit adjustments).

            (f)     No Misrepresentations.  Neither this
Agreement nor any other agreement entered into in connection with the transactions contemplated by this Agreement nor any document delivered hereunder or thereunder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

       VII.    COVENANTS PRIOR TO THE CLOSING

           7.1.     Covenants of the Seller.  Between the
date of this Agreement and the Closing, the Seller will:

            (a)     Access to Information.  Give to the
Buyer and its counsel, accountants and other representatives, reasonable access, during normal business hours and upon reasonable notice, to all of its properties, books, accounts, contracts, commitments and records directly relating to the Domestic Product Line and furnish to the Buyer all such information directly relating to the Domestic Product Line as the Buyer may reasonably request; provided, however, that the Buyer shall, and shall cause its representatives to comply with the terms and provisions of that certain Confidentiality Agreement, dated August 23, 1995, between the Buyer and the Seller; and provided, further that if the transactions herein provided for are not consummated as contemplated herein, the Buyer shall, and shall cause its representatives to, return to the Seller all such written data as the Seller may reasonably request and destroy all other written and electronically stored data in accordance with the provisions of the Confidentiality Agreement.

            (b)     Conduct of Business.  Use reasonable
best efforts to preserve the Domestic Wildroot Trademarks and the Domestic CB Marks and the goodwill associated therewith and conduct the business and operations relative to the Domestic Product Line in all material respects in the ordinary course and in a manner consistent with past practices.

          7.2.    Fulfillment of Conditions.  Each of the
Seller and the Buyer shall take all commercially reasonable actions within its control to fulfill, as soon as practicable, the conditions set forth in Article IX.


      VIII.    ADDITIONAL COVENANTS OF THE PARTIES

          8.1. Further Documents. The Seller shall execute, deliver and acknowledge all such further documents and instruments of transfer and conveyance in such jurisdictions, and do and perform all such acts and other things as the Buyer may reasonably request, to vest in the Buyer title to, and to put the Buyer in possession of, the Assets. Upon the request of the Buyer, the Seller agrees promptly to prepare at its expense all country assignment documents and powers of attorney for delivery to Buyer for recordal of the various Foreign Wildroot Trademarks. The Buyer will record the trademark assignment documents in the United States Patent and Trademark office and, if and when it so determines, in all such other applicable foreign government offices. The Seller shall bear all of the fees and expenses related to such recordal of assignments in the United States Patent and Trademark office and the Buyer shall bear all of the fees and expenses related to such recordal of assignments in such other applicable foreign government offices.

          8.2.    License of Trade Names.

            (a) Effective as of the Closing, the Seller grants to the Buyer the non-assignable right and license to use in the United States only the trade names "Colgate-Palmolive Company" and "Softsoap Enterprises Inc." and the trademark "Colgate-Palmolive Company Design Logo" (collectively the "Colgate Names") solely in connection with the distribution and sale of Inventory bearing such trade names or trademark (collectively, the "Colgate Inventory"). Such license shall terminate immediately upon the sale of the last of such Colgate Inventory. Except as expressly provided in this Section 8.2, the Buyer shall have no rights whatsoever in and to the Colgate Names.

            (b)  During the Transition Period, the Buyer
shall use commercially reasonable efforts to cause the Colgate Inventory and the advertising used therefor to be of comparable quality with those similar products and advertising therefor which were manufactured, distributed, marketed and sold by the Seller as of the date of this Agreement and the Buyer shall use commercially reasonable efforts to cause such quality to be maintained on a consistent basis.

            (c)     The Buyer will not in any manner
represent that it owns the Colgate Names, and hereby acknowledges that its use of the Colgate Names shall not create any right, title or interest in or to the Colgate
Names, but that all such use shall inure to the benefit of the Seller.

            (d)     Upon the termination of the license
granted by this Section 8.2, the Buyer shall immediately discontinue the production, distribution and use of promotional materials, advertising and any other material(s) which utilize the Colgate Names.

          8.3. Transition Agreement. The parties shall enter into a Transition Agreement in the form of Exhibit E.

          8.4. Exploitation of Other Territories.  The
Seller agrees that it will not register any marks which are identical or substantially similar to the Trademarks in any foreign countries not listed on Schedule 1.3 in connection with the exploitation of hair care products by or on behalf of the Seller or any of its affiliates.

          8.5. Transfer Taxes. The Seller agrees to pay all sales, transfer, use and other similar taxes payable in connection with the transfer of the Assets to the Buyer; provided, however, that if the Buyer fails to deliver prior to or at the time of delivery of the Inventory properly executed resale exemption certificates containing the requisite tax registration numbers for the Inventory and in form and substance satisfactory to the Seller, then the Buyer shall pay and be liable for all sales taxes (including interest thereon or additions thereto) imposed on the sale of that portion of the Inventory for which resale exemption certificates) were not delivered.

           8.6. Right of First Offer. In the event the Seller determines to sell, at any time within four (4) years from the Closing, the registered United States "Cashmere Bouquet" trademark and related products (collectively the "CB Line"), and such sale is not being made in conjunction with the sale of any other assets or business (other than assets or business related to the CB Line), then the Seller agrees to notify the Buyer of such determination and shall provide the Buyer with an opportunity to acquire the CB Line upon the following terms and conditions:

          (a) The Seller shall provide the Buyer with an offering circular similar in scope to that previously provided to the Buyer in connection with the sale and license of the Domestic Product Line ("Circular"). If the Buyer desires to purchase the CB Line, it shall notify the Seller in writing within 30 days of its receipt of the Circular of its desire to purchase the CB Line and shall state the purchase price therefor, together with any other material terms which may be part of its offer ("Offer"). If the purchase price shall be for a consideration which is, in part or whole, other than cash, the Offer shall also state the material terms of the non-cash element of the purchase price (e.g., if a note, the term, interest rate, security, etc.).

          (b) The Seller shall notify the Buyer within 15 business days of its receipt of the offer as to whether it accepts or rejects the Offer. If the Seller rejects the Offer, then the Seller shall be free to sell the CB Line to third parties provided the economic terms of such sale are not as favorable to the purchaser as those presented in the Offer. In the event any portion of the purchase price offered by either the Buyer or a proposed purchaser shall be other than in the form of cash, then the Seller's determination as to the cash value of any non-cash component of the purchase price shall be conclusive, provided such determination was arrived at in good faith. In the event that no binding contract with a purchaser is entered into within one year after the date of the Offer, then the right of first offer provided in Subparagraph (a) above shall be reinstated.

            (c) In the event the Seller shall accept the Offer, then the parties shall have 60 days after such acceptance to enter into a binding acquisition agreement.
If a binding agreement is not entered into within such 60 day period for any reason other than the Seller's bad faith, or if an agreement is timely entered into, but does not thereafter close in accordance with its terms, other than by reason of a breach on the part of the Seller, then in either of such cases, the Seller shall thereafter be free to sell the CB Line to third parties, and the Buyer shall have no further rights under this Section 8.6. If the right of first offer provided above has not otherwise expired during the foregoing four year period, said right shall continue for an additional four year period provided, however, if during such period the Seller determines to sell the CB Line and fails to first notify the Buyer as required by the provisions of this Section 8.6, then in such event the Seller shall have no liability to the Buyer if the reason for failure to give proper notice is attributable to a good faith oversight (e.g., due to the passage of time and/or change in personnel) as opposed to an intentional refusal to provide such notice.

The right of first offer provided for in this Section 8.6 and the Seller's obligations hereunder shall automatically terminate upon the termination of the license provided for in the Trademark License Agreement.

          8.7.  Limited Non-Compete.  For the period of two
(2) years following the Closing, neither the Seller nor any of its subsidiaries will market in the United States an adult talcum powder product similar to Cashmere Bouquet Talc; provided that the foregoing covenant shall not apply in the event the Seller or any of its subsidiaries acquires or is acquired by an existing business which includes an adult talcum powder product which is manufactured or marketed in the United States; provided further that such covenant shall apply if the Seller or its subsidiaries shall acquire an existing business which is primarily engaged in marketing adult talcum powder in the United States. In the event the Seller or any of its subsidiaries were to acquire during said two (2) year period an existing business which includes an adult talcum powder product which is marketed in the United States and which represents 5% or less of total sales of the business being acquired ("Sales Percentage"), then in such event, the Seller shall afford the Buyer an opportunity to purchase this portion of the business from the Seller or its applicable subsidiary for a purchase price which will be equal to that percentage of the total purchase price paid for the business which equates to the Sales Percentage. If the Buyer fails to accept the opportunity within 30 days after being presented with all material information available to the Seller with respect to such product, or if the Buyer accepts the opportunity but fails to close within 60 days thereafter, the Buyer shall have no further rights hereunder. The provisions of this Section
8.7 and the Seller's obligations hereunder shall automatically terminate upon the termination of the license provided for in the Trademark License Agreement.

          8.8. Brokerage Relationship. The Seller will use its best efforts (provided same requires no financial commitment) to assist the Buyer in arranging for those brokers currently selling one or more Products on behalf of the Seller to continue to do so after the Closing for the benefit of the Buyer. In that regard, to the extent any such arrangement might otherwise cause a conflict for such broker with an existing agreement, policy or practice of the Seller, the Seller shall waive same.

          8.9. Customers. As soon as reasonably possible after the Closing, the Seller shall deliver to the Buyer the customer list referred to in Section 1.1(e). Such customer list shall contain those parties having purchased Products from the Seller during the twelve (12) months prior to the Closing, regardless of quantity or frequency, and shall be true, correct and complete in all material respects.

         IX.   CONDITIONS TO CLOSING

          9.1. Conditions Precedent to the Buyer's
Obligations. The performance of the obligations of the Buyer hereunder is subject, at the election of the Buyer, to the fulfillment on or prior to the Closing of the following conditions:

            (a)     Representations and Warranties.  The
representations and warranties of the Seller contained herein or made pursuant hereto shall be true and correct in all material respects as of and at the Closing with the same effect as though made on such date, except for changes permitted by this Agreement.

            (b)     Performance of this Agreement.  The
Seller shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing.

            (c) Certificate of Seller. The Buyer shall have received a certificate signed by an executive officer of the Seller dated as of the Closing certifying that the conditions set forth in Sections 9.1(a) and 9.1(b) have been fully satisfied.

            (d) Absence of Proceedings. No suit, action, investigation or other proceeding shall be pending before any court or governmental or regulatory agency or authority, nor shall any such suit, action, investigation or other proceeding have been threatened, which seeks (or, in the case of an investigation, may lead to a suit, action or proceeding which seeks) to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which questions the validity or legality of such transactions.

          9.2. Conditions Precedent to the Seller's
Obligations. The performance of the obligations of the Seller hereunder is subject, at the election of the Seller, to the fulfillment on or prior to the Closing of the following conditions:

            (a)     Representations and Warranties.  The
representations and warranties of the Buyer contained herein or made pursuant hereto shall be true and correct in all material respects as of and at the Closing with the same effect as though made on such date, except for changes permitted by this Agreement.

            (b)     Performance of this Agreement.  The
Buyer shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing.

            (c) Certificate of Buyer. The Seller shall have received a certificate signed by an executive officer of the Buyer dated as of the Closing certifying that the conditions set forth in Sections 9.2(a) and 9.2(b) have been fully satisfied.

            (d)     Absence of Proceedings.  No suit,
action, investigation or other proceeding shall be pending before any court or governmental or regulatory agency or authority, nor shall any such suit, action, investigation or other proceeding have been threatened, which seeks (or, in the case of an investigation, may lead to a suit, action or proceeding which seeks) to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which questions the validity or legality of such transactions.

         X.    INDEMNIFICATION

          10.1. Indemnification. Each party agrees to indemnify, defend and hold harmless the other party, its affiliates and their respective officers, directors, employees and agents from and against, or pay and reimburse, any and all loss, liability, damage, deficiency, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements incurred in enforcing its rights hereunder) (collectively, "Loss") arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of such party contained in this Agreement, whether in respect of a third party action or otherwise. Additionally, the Seller agrees to indemnify, defend and hold the Buyer, its affiliates and their respective officers, directors, employees and agents, harmless from and against, or pay and reimburse, any and all Loss arising in connection with the ownership or use of the Assets (including, without limitation, any Loss attributable to product liability or warranty claims), or resulting from or arising out of any liability or obligation of the Seller or any of its affiliates, prior to the date of the Closing (except to the extent of the contractual liability expressly being assumed by the Buyer hereunder), whether in respect of a third-party action or otherwise, and the Buyer agrees to indemnify, defend and hold the Seller, its affiliates and their respective officers, directors, employees and agents, harmless from and against, or pay and reimburse, any and all Loss arising in connection with the ownership or use of the Assets (including, without limitation, any Loss attributable to product liability or warranty claims), or resulting from or arising out of any liability or obligation of the Buyer, on or after the date of the Closing, whether in respect of a third-party action or otherwise. Promptly after receipt by a party of notice of any claim or the commencement of any action or proceeding, such party will, if a claim with respect thereto is to be made against the other party obligated to provide indemnification (the "Indemnifying Party") pursuant to this Article X, give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. The Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability. If the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the other party in writing of its intention to do so and unconditionally acknowledge in such notice its obligation to fully indemnify such party, and the party seeking indemnification shall cooperate fully with the Indemnifying Party and its counsel in the prompt compromise of, or defense against, any such asserted liability. In any event, the party being indemnified shall have the right at its own expense to participate in the defense of such asserted liability. If the Indemnifying Party does not promptly acknowledge its obligation to indemnify and assume the defense of any such asserted liability, the other party may defend against such asserted liability in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving written notice of the same to the Indemnifying Party, on such terms as the other party may deem appropriate, and the Indemnifying Party shall have the right, at its own expense, to participate in the defense of such asserted liability. If the Indemnifying party thereafter seeks to question the manner in which the other party defended such asserted liability or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove that the conduct of the other party in the defense and/or settlement of such asserted liability constituted gross negligence or willful misconduct.
Anything in this Agreement to the contrary notwithstanding, the Seller's liability and indemnification obligation to the Buyer with respect to the Inventory shall not include any loss, liability, damage, deficiency, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) resulting from the adulteration of the Inventory caused after delivery to the Buyer, the Buyer's improper storage or handling of the Inventory, improper actions or misrepresentations of the Buyer in connection with the sale or any subsequent resale of the Inventory, or any use of the Inventory by any person for other than the intended use thereof based upon the Buyer's representation thereof.

           10.2.    Limitation on Indemnification.  The
foregoing provisions of this Article X notwithstanding, the Buyer shall not make any claim for indemnity hereunder for any Loss (other than Loss in respect of a breach of the representations contained in Section 6.1(n)) arising out of or in connection with a breach by the Seller of its representations and warranties herein until the claims asserted by the Buyer under this Agreement and under the Mennen Acquisition Agreement aggregate an amount equal to or in excess of $120,000 (the "Damages Threshold"); provided that if such claims equal or exceed the Damages Threshold, the Buyer may include, as part of its claim, the full amount of such claims, not merely the amount in excess of the Damages Threshold; provided, however, that the Buyer shall not be entitled to recover from the Seller any Loss (including any Loss in respect of a breach of the representation contained in Section 6.1(n)) in respect of the foregoing claims to the extent such claims exceed, when aggregated with all claims under the Mennen Acquisition Agreement, $12,000,000. The dollar limitations contained in the previous sentence shall not apply to claims for breaches of the respective parties' covenants and agreements contained herein including Section 10.1.

          10.3.     Limited Right of Offset.  The Buyer
shall not have the right to satisfy any Loss hereunder by seeking to offset such Loss against (i) payments owing to the Seller under the Note or (ii) payments owing to Mennen under the Note, as defined in Section 2.3 of the Mennen
Acquisition Agreement. The Buyer shall have the right to satisfy any Loss hereunder by seeking to offset such Loss against Deferred Payments owing to the Seller pursuant to
Article III hereof, including payments owing under any Deferred Payment Note.

          10.4.     Exclusive Remedy.  The indemnification
provisions of this Article X shall be the exclusive remedy of the parties following the Closing for any breaches or alleged breaches of any representation or warranty contained herein.

         XI.   TERMINATION

          11.1.     Termination of-Agreement.  This
Agreement and the transactions contemplated hereby may be terminated prior to the Closing only as follows:

            (a)     By mutual consent of the Buyer and the Seller.

            (b) By either the Buyer or the Seller if the Closing shall not have occurred on or before December 31, 1995, or such other date, if any, as the Buyer and the Seller shall agree upon.

         11.2.      Manner and Effect of Termination.

            (a)     Termination of Obligations.  If this
Agreement is terminated pursuant to Section 11.1 hereof without fault of either party or breach of this Agreement, all obligations of the Seller and the Buyer hereunder shall terminate, without liability of the Seller to the Buyer or of the Buyer to the Seller. In such event, each party hereto shall pay all legal and other costs and expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby.

            (b)     Rights upon Breach or Default.  Nothing
in this Section shall impair or restrict the rights of either party to any and all remedies at law or in equity in the event of a breach of or default under this Agreement.

         XII.  MISCELLANEOUS

          12.1.     Further Assurances.  The parties shall
do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          12.2. Finders Fees. Each party (a) represents and warrants that it has not taken and will not take any action which would cause the other party to have any obligation or liability to any person for finders' fees, brokerage fees, agents, commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and (b) agrees to indemnify and hold the other party harmless for any loss, liability, cost or expense (including, without limitation, legal expenses) arising out of the breach or inaccuracy of the foregoing representation and warranty.

          12.3. Expenses. Each party shall pay the fees and expenses of its respective counsel, accountants and agents and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

          12.4.     Survival of Representations and
Warranties. The representations and warranties contained herein or in any instrument or document delivered or to be delivered pursuant hereto shall survive until April 30, 1997; provided that the representation and warranty of the Seller set forth in Section 6.1(e) relating solely to good and marketable title shall survive for a period of six years following the Closing.

           12.5.    Notices.  All notices and other
communications required or permitted to be given under this Agreement ("Communications") shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, return receipt requested, or by overnight courier for next day delivery, to the parties at their respective addresses set forth below or to such other or additional address as either party shall hereafter specify by Communication to the other, or by telecopier to the parties at their respective telecopier numbers set forth below or to such other or additional numbers as either party shall hereafter specify by Communication to the other party:

If to the Seller to:           Colgate-Palmolive Company
                               300 Park Avenue
                               New York, New York 10022-7499
                               Telecopier No.: (212) 326-7954
                               Attn: Andrew Hendry, Esq.


with a copy to:                Warshaw Burstein Cohen
                               Schlesinger & Kuh, LLP
                               555 Fifth Avenue
                               New York, New York 10017
                               Telecopier No.: (212) 972-9150
                               Attn:  Phillip England, Esq.

If to the Buyer to:            The Stephan Co.
                               1850 West McNab Road
                               Ft. Lauderdale, Florida 33309
                               Telecopier No.: (305) 971-9903
                               Attn: Mr. Frank Ferola, Sr.
                               Chairman, President and CEO

with a copy to:                Hertzog, Calamari and Gleason
                               100 Park Avenue
                               New York, New York 10016
                               Telecopier No.: (212) 213-1199
                               Attn: Stephen Connoni, Esq.

       Notice of change of address or telecopier number shall be deemed given when actually received or upon refusal to accept delivery thereof; all other Communications shall be deemed to have been given and received on the earliest of: (a) when actually received or upon refusal to accept delivery thereof, (b) on the date when delivered personally or sent by telecopier, (c) one (1) business day after sending by recognized overnight courier, or (d) four (4) business days after mailing, as aforesaid.

           12.6.    Publicity and Disclosures.  Except as
required by law, no press release or other public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made without the prior mutual written consent of the Buyer and the Seller;
provided that if a party is required by law to publicly disclose this Agreement, then it shall first give the other party written notice thereof and an opportunity to comment on such proposed disclosure.

           12.7.    Assignment.  Neither the Seller nor the
Buyer shall have the right, on or prior to the Closing, to assign this Agreement nor any of their respective rights hereunder without the prior written consent of the other.

           12.8.    Binding Effect; Benefits.  This
Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to or shall (a) confer on any person other than the parties, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties partners or participants in a joint venture.

           12.9. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party may, by an instrument in writing, waive compliance by any other party with any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by a party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

           12.10.   Governing Law.  This Agreement shall be
construed and governed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

           12.11.   Consent to Jurisdiction. (a) With
respect to any action commenced by the Seller against the Buyer hereunder or under any other document, including any note, delivered pursuant to this Agreement, the Buyer (i) consents and submits to the jurisdiction of the Courts of the State of New York or of the Courts of the United States of America for the Southern District of New York for all purposes of this Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation and liability arising under or by reason of this Agreement and (ii) consents and submits to the venue of such action or proceeding in the City and County of New York (or such judicial district of a Court of the United States as shall include the same).

            (b) With respect to any action commenced by the Buyer against the Seller hereunder or under any other document, including any note, delivered pursuant to this Agreement, the Seller (i) consents and submits to the jurisdiction of the Courts of the State of Florida or of the Courts of the United States of America for the Southern District of Florida for all purposes of this Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation and liability arising under or by reason of this Agreement and (ii) consents and submits to the venue of such action or proceeding in the City and County of Broward (or such judicial district of a Court of the United States as shall include the same).

           12.12. Separability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

           12.13.   Counterparts.  This Agreement may be
executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.













         IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be signed in their respective names by one of their officers thereunto duly authorized, as of the date first above written.







                          COLGATE-PALMOLIVE COMPANY

                       By:
                          Donald A. Schindel
                          Vice President-Corporate Development


                           THE STEPHAN CO.

                        By:
                           Frank Ferola, Sr.
                           President and CEO













                          EXHIBIT A

                 TRADEMARK LICENSE AGREEMENT








































                 TRADEMARK LICENSE AGREEMENT



   THIS TRADEMARK LICENSE AGREEMENT (hereinafter referred to as the "LICENSE AGREEMENT") is made by and entered into as of December 31, 1995 between COLGATE-PALMOLIVE COMPANY, a Delaware corporation, having its principal place of business at 300 Park Avenue New York, N.Y. 10022-7499 (hereinafter referred to as the "LICENSOR"), and THE STEPHAN CO., a Florida corporation, having its principal place of business at 1850 West McNab Road, Ft. Lauderdale, Florida 33309 (hereinafter referred to as the "LICENSEE").

   WHEREAS, Licensor is the owner of the U.S. trademarks listed on Schedule A and the trade dress related thereto
(hereinafter collectively referred to as the "LICENSED
TRADEMARKS"); and

   WHEREAS, on December 31, 1995, Licensor and Licensee entered into an Acquisition Agreement (the "ACQUISITION
AGREEMENT") providing for Licensee to acquire Assets and a trademark license to use the Licensed Trademarks solely in connection with the manufacture, sale and distribution of the CB Talc Product Line in the United States, as the terms
"Assets" and "CB Talc Product Line" are defined in the Acquisition Agreement; and

   WHEREAS, Licensee desires to use the Licensed Trademarks in connection with the manufacture, sale and distribution of the products listed on Schedule B (hereinafter referred to as the "LICENSED PRODUCTS") in the United States pursuant to the terms and conditions of this License Agreement;

   NOW, THEREFORE, in consideration of the mutual covenants and promises contained in the Acquisition Agreement and this License Agreement, the parties hereto agree as follows:

1. License.

   (a) Licensor hereby grants to Licensee, during the term of this License Agreement, the exclusive right and license to use the Licensed Trademarks on and in connection with the manufacture, packaging, sale, marketing and distribution of the Licensed Products in the United States only, subject to the terms and conditions hereinafter set forth.

    (b) Licensee represents and agrees that the Licensed Trademarks shall be used only as permitted by paragraph (a) of this Section, and that the Licensed trademarks shall not be used on any products other than the Licensed Products or in any other way whatsoever.

2.  Consideration.

In consideration of the license granted hereby, Licensee shall pay to the Licensor (a) such portion of the Base Purchase Price set forth on Schedule 2.2 of the Acquisition Agreement and (b) the Deferred Payments described in Article III of the Acquisition Agreement.

3.   Term.

The term of this License Agreement (the "Term") shall commence on the date hereof and shall continue for an initial period of ten (10) years and shall automatically be renewed for consecutive, additional periods of ten (10) years unless terminated in accordance with the provisions of
Section 8 hereof.

4.   Licensee's Obligations.

Licensee agrees that during the Term:

     (a) Licensee shall ensure that all of the Licensed Products bearing one or more of the Licensed Trademarks and the labels and advertising used therefor shall be fit for their intended purpose(s), and Licensee shall use its best efforts to cause the Licensed Products to be produced, packaged, sold, distributed, and marketed in compliance with all applicable Federal, State and local laws and regulations, including but not limited to Food and Drug Administration laws and regulations and with good manufacturing practices. Notwithstanding the foregoing, this provision shall not apply to finished and pre-packaged Licensed Products included in the Inventory (as defined in the Acquisition Agreement) or to Licensed Products supplied by Licensor pursuant to the Transition Agreement between the parties of even date herewith.

     (b) The Licensed Products shall be of comparable quality with those similar products which were manufactured, distributed, marketed and sold by or on behalf of Licensor as of the date of this License Agreement and such quality shall be maintained on a consistent basis.

     (c) Licensee shall continuously use the Licensed Trademarks on the Licensed Products in order to maintain the Licensed Trademarks in full force free from any claim or abandonment for nonuse, subject to paragraph 8(f) hereof.

     (d) Licensee shall notify Licensor immediately of any non-routine inquiry, investigation, inspection or any other action by any governmental body or other person or entity, with respect to the production, promotion, sale or distribution of any Licensed Products bearing any Licensed
Trademark which pertains to product quality and/or safety.

     (e) Upon request by Licensor, Licensee agrees to furnish Licensor at reasonable times with representative samples of the Licensed Products produced from time to time bearing the Licensed Trademarks. In addition to the foregoing, Licensor may purchase Licensed Products through retail outlets in order to ascertain that such Licensed
Products are of high quality. In the event that Licensor reasonably believes that any samples of the Licensed
Products bearing the Licensed Trademarks sold or distributed under the Licensed Trademarks violate the provisions of
Section 4(a) or 4 (b) above, Licensor shall promptly notify Licensee and shall specify the basis for this belief. Upon receipt of such notice, Licensee agrees to review the basis for this belief promptly and to engage promptly in discussions with Licensor to resolve such concerns to a mutually acceptable conclusion. If no mutually acceptable resolution can be achieved within ten (10) days from commencement of such discussions between Licensor and Licensee, then Licensee shall immediately stop production of the nonconforming Licensed Products until a production sample is submitted to Licensor which Licensor determines is in compliance with the provisions of Section 4(a) and 4(b) above.

     (f)     Licensor and its duly authorized
representatives shall have the right, during normal business hours and upon reasonable notice, but not more than frequently than twice per year during the Term, to inspect all manufacturing facilities utilized by Licensee (and its contractors and suppliers to the extent Licensee may use the same) and to examine all processes and records relating to the manufacturing, packaging, warehousing and distribution of the Licensed Products at such times that do not unreasonably disrupt the day to day operations of the business of Licensee, including, without limitation, the right to open and inspect shipping cartons, and make such other tests and inspections as it shall deem necessary to insure the quality of the Licensed Products. Licensee shall take all necessary steps requested by Licensor to correct any deficiencies that might significantly affect the quality of the Licensed Products.

     (g) Licensee shall submit mechanical artwork for all new label(s) and/or packaging not already part of the Inventory for the Licensed Products bearing the Licensed Trademarks to Licensor for approval. In the event Licensee has not received a detailed explanation as to why Licensor has reasonably decided not to approve such mechanical artwork for the Licensed Products within ten (10) business days of submission, such change shall be deemed to be approved. Licensor's approval of Licensee's label(s), however, shall not constitute a waiver of Licensor's rights or Licensee's duties under any other provisions of this License Agreement. Licensee may, however, change its labels in the future, without approval from Licensor, if such change(s) does not materially affect the size, placement and/or color of the Licensed Trademarks and legend(s) on the Licensed Products. Copies of such label(s) shall be sent to Licensor promptly after market introduction of the Licensed Products using the new label or packaging.

     (h) Licensee shall submit to Licensor for review by Licensor prior to publication all advertising and promotional materials bearing or related to the Licensed Trademarks. If Licensor objects to any portion of such materials such objection will state a reason(s) related to the materials submitted and shall be forwarded in writing to Licensee (or by oral communication confirmed in writing promptly thereafter) within ten (10) business days of Licensors receipt of such advertising and/or promotional materials and Licensee agrees to revise such materials accordingly or not to use such materials. If Licensor fails to respond within ten (10) business days of receipt of such materials, Licensor shall be deemed to have no objections to such material(s). Licensors review of such advertising and promotional materials shall be conducted in good faith and shall not constitute a waiver of Licensor's rights or Licensee's duties under any provisions of this License Agreement.

5.     Use of Licensed Trademarks.

     (a) Licensee agrees and undertakes to use the Licensed Trademarks in compliance with any and all applicable trademark and other laws and to use such legends, markings or notices in connection therewith as are required by law or otherwise reasonably required by Licensor to protect Licensor's rights. Upon expiration or termination of this License Agreement for any reason whatsoever, Licensee will execute and file any and all documents required by Licensor regarding the Licensed Trademarks which Licensor shall require. Licensor shall bear all expenses reasonably incurred in preparing and recording any such documents.

     (b) Licensor's ownership of the Licensed Trademarks shall be shown in connection with all uses of the Licensed Trademarks by License by the following legend, or by means of such other appropriate legend or designation approved by
Licensor: "CASHMERE BOUQUET and CASHMERE BOUQUET Logo are registered trademark owned and licensed by Colgate-Palmolive Company, New York, NY 10022".

     (c)     Licensee shall not at any time use the Licensed
Trademarks or the Licensed Products, or any material utilizing or reproducing the Licensed Trademarks or Licensed
Products in a manner that derogates the value, reputation or good will associated with the Licensed Trademarks.

     (d) Licensee shall not use the Licensed Trademarks, in whole or in part, in close proximity with Licensee's or a third party's trademark, trade name or corporate name or any new trademark, trade name or corporate name so as reasonably to create a net impression that a Licensed Trademark, is modified or a part of any new trademark, trade name or that a Licensed Trademark is the property of the Licensee.

     (e) Licensee shall not use any other trademarks, trade names or corporate names which are confusingly or deceptively similar to the Licensed Trademarks during the Term or thereafter.

     (f) Licensee acknowledges that Licensor has reserved the right to modify the Licensed Trademarks and Licensee agrees to incorporate any such modifications in connection with all use by it of the Licensed Trademarks and Licensee shall immediately cease its use of the original Licensed Trademarks, provided that Licensee shall be permitted to use all inventory of packaging materials bearing the original Licensed Trademarks. Any artwork and designs involving the Licensed Trademark shall, at all times, be and remain the property of Licensor.

6.   Exclusivity

     (a) Except as otherwise expressly provided in this License Agreement, nothing in this License Agreement shall be construed to prevent Licensor from granting to third parties any other licenses for the use of the Licensed Trademarks on any products other than the Licensed Products.

     (b) Licensee shall not have the right to sublicense or assign this License Agreement or the licenses granted hereunder, in whole or in part, without the prior written consent of Licensor, which consent shall not be unreasonably withheld; provided that Licensee may sublicense or assign this License Agreement without the consent of Licensor to an existing affiliate of Licensee as of the date of this License Agreement.

7.   Indemnification and Insurance.

     (a) Licensee hereby agrees to indemnify Licensor and undertakes to defend and hold Licensor, its affiliates and their respective officers, directors, agents, and employees, harmless from and against:

       (i) any and all claims, suits, losses, damages and/or expenses, including but not limited to attorneys' fees and disbursements, arising out of any and all product liability claims or any other actions or recall expense to the extent involving the Licensed Product, except to the extent that such claims, suits or other actions are based on finished and pre-packaged Licensed Products in Inventory, or arise out of the ownership, use or distribution of the Licensed Products prior to the date hereof, or involve claims that Licensee's use of the Licensed Trademarks infringes a third party's proprietary rights, in which case Licensor shall defend and hold Licensee harmless for, and Licensor shall have exclusive control over, the defense, satisfaction and resolution of same, including any expenses and fees related to such defense; and

      (ii) any and all fines, penalties or the like arising out of any and all civil and/or administrative proceedings brought by federal, state or local agencies in connection with the Licensed Product(s) together with any and all costs incurred by Licensor in connection therewith, except to the extent that such fines, penalties or the like are based on finished and pre-packaged Licensed Products in Inventory, or arise out of the ownership, use or distribution of the Licensed Products prior to the date hereof, or involve claims that Licensee's use of the Licensed Trademarks infringes a third party's proprietary rights, in which case Licensor shall defend and hold Licensee harmless for, and Licensor shall have exclusive control over, the defense, satisfaction and resolution of same, including any expenses and fees related to such defense; and

     (iii) any and all claims, suits, loss, liability, damage, deficiency, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements, arising out of or otherwise in respect of any material breach of any representation, warranty, covenant or agreement by Licensee contained in this License Agreement.

     (b) Licensee agrees to maintain at its own expense through purchased insurance throughout the Term of this License Agreement and for a period six (6) years thereafter, comprehensive general liability insurance, including product liability insurance in a minimum amount of Two Million Dollars ($2,000,000) combined single limit for each single occurrence, for bodily injury and property damage. Licensee shall have Licensor named as an additional insured on such policies. Licensee shall, within thirty (30) days after the date hereof, provide to Licensor a certificate of such insurance from the insurance carrier which sets forth the scope of coverage and the limits of liability stated above without any provision for material deductibles or self-insured retention's, and further provides that the policies may not be materially changed or canceled without at least
(30) days prior written notice to Licensor. Prior to any such cancellation, Licensee shall provide Licensor with a certificate of insurance evidencing that a new insurance policy with the same coverage and terms described above will be in place prior to such termination. Upon reasonable request by Licensor, Licensee shall deliver to Licensor evidence in form and substance reasonably satisfactory to Licensor, of the maintenance and renewal of the required insurance, including without limitation, renewal certificates and copies of those portions of policies, riders and endorsements pertaining to this License Agreement.

8.  Termination.

The License hereby granted pursuant to this License
Agreement may be terminated:

     (a)     By Licensor without notice in the event that
(i) Licensee (I) files a petition in bankruptcy or a petition in bankruptcy is filed against Licensee, (II) becomes insolvent under applicable state insolvency law, makes an assignment for the benefit of its creditors, (III) makes an arrangement pursuant to any bankruptcy law, or (IV) discontinues its business, or (ii) a receiver is appointed for Licensee or for its business;

     (b) By Licensor if there is a material breach by Licensee of any provision of this License Agreement and a failure by Licensee to cure such breach within thirty (30) days after written notice from Licensor;

     (c) By Licensor in the event of a "default" which is continuing under the Security Agreement between the parties of even date herewith;

     (d)     By Licensor if a material amount of Licensed
Product bearing the licensed Trademark(s) shall be subject to a product recall or market withdrawal by the Licensee;

     (e) By mutual written agreement duly executed by both parties; or

     (f)     By Licensee upon written notice to Licensor.

9.  Effect of Termination.

     (a) Licensee agrees that upon expiration or earlier termination of this License Agreement for any reason other than stated in Section 8 (d) , Licensee will, as of a mutually agreed upon date (but in no event later than one hundred twenty (120) days after the date of expiration or earlier termination of this License Agreement): (i) remove all Licensed Trademarks from the packaging of Licensed Products; (ii) refrain from further production or sale of Licensed Products bearing the Licensed Trademarks; and (iii) discontinue production, distribution and use of promotional materials, advertising, packaging, signs, billboards and any other material(s) which utilize the Licensed Trademarks.

     (b)     If this License Agreement is terminated
pursuant to Section 8(d), Licensee shall immediately: (i) remove the Licensed Trademarks from the packaging of the Licensed Products, (ii) refrain from further production of Licensed Products bearing the Licensed Trademarks; (iii) discontinue production, distribution and use of promotional materials, advertising, packaging, signs, billboards and any other materials which utilize the Licensed Trademarks; (iv) cooperate with Licensor in any action or investigation deemed necessary or appropriate by Licensor and (v) comply with Licensor's reasonable instructions regarding the disposal and/or depletion of all Licensed Products bearing the Licensed Trademarks and all packaging inventory for finished Licensed Products which utilize the Licensed Trademarks.

10.  Licensor's Title and Protection of Licensed Trademarks

     (a) Licensee acknowledges Licensor's exclusive right, title and interest in and to the Licensed Trademarks and in and to any registrations thereof in the United States and elsewhere and agrees that it will not at any time do, or cause to be done, any act or thing contesting or in any way intending to impair the validity of or Licensor's exclusive right, title and interest in and to the Licensed Trademarks. Licensee will make no applications nor seek any registration or ownership rights in or to the Licensed Trademarks in the United States or elsewhere.

     (b) Licensee will not in any manner represent that it owns the Licensed Trademarks, and hereby acknowledges that its use of the Licensed Trademarks shall not create any right, title, or interest in or to the Licensed Trademarks, but that all such use shall inure to the benefit of Licensor.

     (c) Licensee shall, at Licensor's cost and expense, cooperate with Licensor to do all acts necessary or desirable for maintaining, renewing, protecting, strengthening, and/or enforcing the Licensed Trademarks and associated good-will and for vesting title thereto in Licensor, its successors and assigns.

     (d) Licensee shall not contest Licensor's ownership of the Licensed Trademarks, any registrations of the Licensed Trademarks by Licensor, or bring any act to cancel any such registrations thereof or contest the validity thereof.

     (e) Licensee shall give prompt written notice to Licensor of any infringement, imitation or act inconsistent with Licensor's ownership of the Licensed Trademarks by third parties, or any act of unfair competition by third parties relating to the Licensed Trademarks, wherever and whenever such infringement or act shall come to Licensee's attention. After receipt of such notice from Licensee, Licensor shall in its sole discretion decide whether to take action with respect to such infringement or act, and Licensee shall fully cooperate with Licensor in such action and, if so requested by Licensor, shall join with Licensor as a party to any such action brought by Licensor. Licensor shall bear all expenses in connection with the foregoing. Any recovery as a result of such action shall belong solely to Licensor. Licensee agrees that Licensor shall have the sole power to take legal or other action before any court or governmental authority with respect to the infringement and the protection of the Licensed Trademarks.

11. Miscellaneous.

     (a) This License Agreement and all rights and duties hereunder are personal to Licensee and, subject to the provisions of Section 6(b), shall not, without the written consent of Licensor, be assigned, mortgaged, sublicensed or otherwise encumbered by Licensee or by operation of law. A change in the control of Licensee shall be deemed an assignment hereunder.

     (b) No failure of Licensor or Licensee to strictly enforce any of their respective rights under this License Agreement shall be deemed a continuing waiver and Licensor or Licensee may thereafter strictly enforce any such rights.

     (c) All notices requests, demands and other communications required or permitted to be given under this License Agreement ("Communications") shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, return receipt requested, or by overnight courier for next day delivery, to the parties at their respective addresses set forth below or to such other or additional address as either party shall hereafter specify by Communication to the other, or by telecopier to the parties at their respective telecopier numbers set forth below or to such other or additional numbers as either party shall hereafter specify by Communication to the other party:

If to Licensor to:        Colgate-Palmolive Company
                          300 Park Avenue
                          New York, New York 10022-7499
                          Telecopier No.: (212) 326-7954
                          Attn: Associate General Counsel, Trademark

with a copy to:           Warshaw Burstein Cohen Schlesinger & Kuh,LLP
                          555 Fifth Avenue New York, New York 10017
                          Telecopier No.: (212) 972-9150
                          Attn: Phillip England, Esq.

If to Licensee to:        The Stephan Co.
                          1850 West McNab Road
                          Fort Lauderdale, Florida 33309
                          Telecopier No.: (305) 971-9903
                          Attn: Mr. Frank Ferola, Sr.
                          Chairman, President and CEO

with a copy to:           Hertzog, Calamari and Gleason
                          100 Park Avenue
                          New York, New York 10016
                          Telecopier No.: (212) 213-1199
                          Attn: Stephen Connoni, Esq.

   Notice of change of address or telecopier number shall be deemed given when actually received or upon refusal to accept delivery thereof; all other Communications shall be deemed to have been given and received on the earliest of:
(a) when actually received or upon refusal to accept delivery thereof, (b) on the date when delivered personally or sent by telecopier, (c) one (1) business day after sending by recognized overnight courier, or (d) four (4) business days after mailing, as aforesaid.

     (d) The obligations of Licensee and Licensor under Sections 7 and 10 herein shall survive expiration or earlier termination of this License Agreement.

     (e)     This License Agreement together with the
Acquisition Agreement and Security Agreement expresses fully the understanding of both parties and all prior understandings, agreements or representations, oral or written, are hereby superseded and canceled, and no changes in the terms of this License Agreement shall be valid except when and if reduced to writing and signed by both Licensor and Licensee.

     (f) Subject to the terms of Section 11(a) above, this License Agreement shall inure to the benefit of, and be binding upon, Licensor and Licensee and their respective successors and assigns.

     (g) This License Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof. Each of the parties hereto: (I) consents and submits to the jurisdiction of the Courts of the State of New York or of the courts of the united States of America for the Southern District of New York for all purposes of this Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation and liability arising under or by reason of this License Agreement and (II) consents and submits to the venue of such action or proceeding in the City and County of New York (or such judicial district of a Court of the United States as shall include the same).

     (h) The headings and titles to the paragraphs of this License Agreement are not a part this License Agreement and shall have no effect upon the construction or interpretation hereof.

     (i) Nothing contained in this License Agreement shall in any way be construed to create an agency relationship, partnership or joint venture between the parties, and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever. In any review or consultation conducted by or on behalf of Licensor hereunder, Licensor is acting in an advisory capacity only and shall have no responsibility for the operations of Licensee's business or its manufacturing, distribution, sales or facility used in connection therewith, whether upon the recommendation of Licensor or otherwise.

     (j) The recitals set forth at the beginning of this License Agreement shall be deemed to be incorporated within this License Agreement as if fully set forth herein.

     (k) If Licensee is prevented from complying, either totally or in part, with any of the terms or provisions of this License Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion, accident, acts of God and/or any other cause or casualty beyond Licensee's reasonable control, then upon written notice to Licensor, the requirements of this License Agreement, or the affected provisions hereof to the extent affected, shall be suspended during the period of such disability; provided, however, that this License Agreement shall in no event be extended beyond three (3) months from the scheduled expiration date, unless extended by mutual agreement. Licensee shall make all reasonable efforts to remove such disability as soon as practicable under the circumstances.

   IN WITNESS WHEREOF, the parties hereto have duly executed this License Agreement.

                               LICENSOR:

                               COLGATE-PALMOLIVE COMPANY


                               By:_____________________
                                  Donald A. Schindel,
                                  Vice President-
                                  Corporate Development


                               LICENSEE:

                               THE STEPHAN CO.


                                By:____________________
                                   Frank Ferola, Sr.
                                   President and CEO










                     SINGLE PAYMENT NOTE



$1,950,000                                         New York, New York
                                                   January 2, 1996



A. GENERAL; TERMS OF PAYMENT

      1.  FOR VALUE RECEIVED, the undersigned, THE STEPHAN
CO., a corporation organized under the laws of the State of Florida (the "Maker"), promises to pay to the order of COLGATE-PALMOLIVE COMPANY (the "Payee"), at its office at 300 Park Avenue, New York, New York 10022-7499 or at such other place as may be designated by the holder hereof in writing, the principal sum of ONE MILLION NINE HUNDRED FIFTY
THOUSAND ($1,950,000) DOLLARS in one installment on January 2, 2001.

      Interest shall accrue on the unpaid principal amount of this Note from time to time outstanding at the rate of 8% per annum. Except as otherwise provided in Section 2 below, all accrued interest shall be payable semiannually in arrears on the last day of June and December and at maturity (whether by acceleration or otherwise).

      2. Prepayment. The Maker shall have the right to prepay this Note in whole at any time or in part from time to time, without penalty or premium, provided that on each prepayment the Maker shall pay accrued interest on the principal amount so prepaid to the date of such prepayment;
provided that if this Note is prepaid in whole at any time prior to June 30, 1996, no interest shall be due for the semi-annual period ending June 30, 1996.

      3. Manner of Payment. All payments by the Maker on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds by wire transfer to an account designated by the holder of this Note.

B.   EVENTS OF DEFAULT

         If any of the following conditions or events
("Events of Default") shall occur and be continuing:

          (a) the Maker shall default in the payment of principal on this Note when the same becomes due and payable, whether at maturity or by acceleration or otherwise; or

          (b) the Maker shall default in the payment of any interest on this Note when the same becomes due and payable and such default shall continue more than 10 days;
or

          (c)     there shall occur any one or more
"defaults" under the Security Agreement (as defined below); then, and in any such event, the Payee may at any time (unless all defaults shall theretofore have been remedied) at its option, declare this Note to be due and payable, whereupon this Note shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived.



C. SECURITY INTEREST

      This Note is secured by a security interest in certain assets of the Maker granted pursuant to that certain
Security Agreement dated as of December 31, 1995 between the Maker and the Payee.

D.   MISCELLANEOUS

          1. No Waiver: Rights and Remedies Cumulative. No failure on the part of the holder of this Note to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the holder of this Note of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Maker and the Payee.

          2. Costs and Expenses. The Maker shall reimburse the holder of this Note for all costs and expenses incurred by it and shall pay the reasonable fees and disbursements of counsel to the holder of this Note in connection with the enforcement of the holder's rights hereunder.

          3. Amendments. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Maker therefrom shall be effective unless the same shall be in writing and signed by the holder of this Note and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          4. Construction. This Note shall be governed by the laws of the State of New York, without giving effect to its choice of law principles.

          5. Successors and Assigns. This Note shall be binding upon the Maker and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and assigns, including subsequent holders hereof.

          6. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

          7. Waiver of Notice. The Maker hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

      8. No Right of Set-off. In the event the holder hereof seeks to enforce its rights under this Note, the maker waives the right to interpose any set-off or counterclaim of any nature or description against the holder.

                             THE STEPHAN CO.

                             By:
                                Frank Ferola, Sr.,
                                President and CEO
                                1850 West McNab Road
                                Ft. Lauderdale, Florida 33309




                    DEFERRED PAYMENT NOTE




$___________________                                  New York, New York

Dated:____________



A. GENERAL; TERMS OF PAYMENT

     1. FOR VALUE RECEIVED, the undersigned, THE STEPHAN CO., a corporation organized under the laws of the State of Florida (the "Maker"), promises to pay to COLGATE-PALMOLIVE COMPANY (the "Payee"), at its office at 300 Park Avenue, New York, New York 10022-7499 or at such other place as may be designated by the holder hereof in writing, the principal sum of________________________________________
($_______________) DOLLARS in one installment on_______________________.

     Interest shall accrue on the unpaid principal amount of this Note from time to time at the base rate of Citibank, N.A., New York, New York in effect from time to time.
Except as otherwise provided in Section 2 below, all accrued interest shall be payable semi-annually in arrears on the last day of June and December and at maturity (whether by acceleration or otherwise).

     2. Prepayment. The principal amount hereof may be prepaid in whole, but not in part, without penalty or premium, together with interest, if any, accrued but unpaid thereon to the date of payment.

     3. Manner of Payment. All payments by the Maker on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds by wire transfer to an account designated by the holder of this Note.

B.   EVENTS OF DEFAULT

      If any of the following conditions or events ("Events of Default") shall occur and be continuing:

          (a) the Maker shall default in the payment of principal on this Note when the same becomes due and payable, whether at maturity or by acceleration or otherwise; or

          (b) the Maker shall default in the payment of any interest on this Note when the same becomes due and payable and such default shall continue more than 10 days;
or

          (c) there shall occur any one or more "defaults" under the Security Agreement (as defined below);

then, and in any such event, the Payee may at any time (unless all defaults shall theretofore have been remedied) at its option, declare this Note to be due and payable, whereupon this Note shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived.


C. SECURITY INTEREST

      This Note is secured by a security interest in certain assets of the Maker granted pursuant to that certain
Security Agreement dated as of December 31, 1995 between the Maker and the Payee.

D. MISCELLANEOUS

       1. No Waiver; Rights and Remedies Cumulative. No failure on the part of the holder of this Note to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the holder of this Note of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Maker and the Payee.

       2. Costs and Expenses. The Maker shall reimburse the holder of this Note for all costs and expenses incurred by it and shall pay the reasonable fees and disbursements of counsel to the holder of this Note in connection with the enforcement of the holder's rights hereunder.

       3. Amendments. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Maker therefrom shall be effective unless the same shall be in writing and signed by the holder of this Note and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       4. Construction. This Note shall be governed by the laws of the State of New York, without giving effect to its choice of law principles.

       5. Successors and Assigns. This Note may not be assigned by the Payee without the prior written consent of the Maker. This Note shall be binding upon the Maker and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns, including subsequent holders hereof.

       6. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

       7. Waiver of Notice; Set-off. The Maker hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. In the event the Payee seeks to enforce its rights under this Note, the Maker shall not be precluded from interposing any set-off or counterclaim of any nature or description against the Payee.

                            THE STEPHAN CO.

                            By:
                               Frank Ferola, Sr.,
                               President and CEO
                               1850 West McNab Road
                               Ft. Lauderdale, Florida 33309


                     SECURITY AGREEMENT


     AGREEMENT made this 31st day of December, 1995 between THE STEPHAN CO., a Florida corporation having an office at 1850 West McNab Road, Ft. Lauderdale, Florida 33309
("Debtor"), and COLGATE-PALMOLIVE COMPANY, a Delaware corporation having an office at 300 Park Avenue, New York, New York 10022-7499 (the "Secured Party").

     A. The Secured Party and Debtor are parties to an Acquisition Agreement of even date herewith (the
"Acquisition Agreement")(terms defined in the Acquisition
Agreement and not otherwise defined herein shall have the meaning set forth in the Acquisition Agreement).

     B. The Secured Party has agreed to extended payment terms for the purchase price for the Assets pursuant to the terms of the Acquisition Agreement and the Debtor has agreed to execute and deliver this Agreement to secure the following obligations of the Debtor to the Secured Party (the "Obligations"): (a) the due and punctual payment of the Base Purchase Price, including payment of the cash component of the Base Purchase Price and the principal of and interest on the Note when and as due, whether at maturity, by acceleration or otherwise, (b) the due and punctual payment of all Deferred Payments, including without limitation, the principal of and interest on any Deferred Payment Notes issued to the Secured Party by the Debtor, whether at maturity, by acceleration or otherwise, and (c) all obligations of the Debtor at any time and from time to time under this Agreement.

     NOW, THEREFORE, for and in consideration of the Acquisition Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, and as collateral security for the full and prompt payment and performance of all obligations, the parties hereby agree as follows:

       1. Grant of Security Interest; Description of
Collateral. Debtor does hereby grant to the Secured Party a security interest in all of its right, title and interest in and to (i) each of the Trademarks and the goodwill of the business symbolized by each of the Trademarks and each of the registrations described in Schedule A, (ii) the formulae constituting a part of the other Assets and (iii) any and all proceeds of the foregoing, including, without limitation, any claims by Debtor against third parties for infringement of the Trademarks (collectively, the "Collateral").

       2. Trademarks.  As used in this Agreement,
"Trademarks" shall mean (i) the trademarks listed on Schedule A hereto, all variants of said trademarks, and, to the extent related to the Products, the following: all trademarks, trade names, trade styles and service marks incorporating said trademarks or variants thereof, and prints and labels on which such trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, (ii) all registrations and applications with respect to the foregoing, including, without limitation, all applications and registrations in the United States Patent and Trademark office or in any similar office or agency of the United States, any State thereof, all whether now owned or hereafter acquired by Debtor, and (iii) all reissues, extensions or renewals thereof and all licenses thereof.

       3. Representations, Warranties, Covenants and
Agreements. Debtor hereby represents, warrants, covenants and agrees as follows:

          (a) Debtor will perform all acts and execute all documents, including, without limitation, those necessary to grant a security interest to the Secured Party in the Trademarks in form suitable for filing with the United States Patent and Trademark Office, substantially in the form of Exhibit 1 hereof, reasonably requested by the Secured Party at any time to evidence, perfect, maintain, record and enforce the Secured Party's interest in the Collateral or otherwise in furtherance of the provisions of this Agreement, and Debtor hereby authorizes the Secured
Party to execute and file one or more financing statements
(and similar documents) or copies thereof or of this Agreement with respect to the Collateral signed only by the Secured Party.

          (b) Except to the extent that the Secured Party, upon prior written notice of Debtor, shall consent (which consent shall not be unreasonably withheld), Debtor (either itself or through licensees) will use commercially best efforts to continue to use (i) the Domestic Trademarks on each and every Product included in the Domestic Product Line, and (ii) each of the "Domestic Trademarks" on each and every "Product" included in the "Domestic Product Line" (as all of such capitalized terms used in this clause (ii) are defined in that certain Acquisition Agreement of even date between Debtor and The Mennen Company (the "Mennen Acquisition Agreement"), in order to maintain the Trademarks in full force free from any claim of abandonment for nonuse and Debtor will use commercially reasonable efforts not to (and will use commercially reasonable efforts not to permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated. Notwithstanding the foregoing, if, in its reasonable business judgment Debtor shall determine to (i) abandon maintenance of any Trademark and all of its variants or (ii) discontinue utilizing any Trademark and all of its variants in its business, the Debtor shall give written notice to the Secured Party of such abandonment and/or discontinuation and the Secured Party shall have the right to continue or renew such Trademarks and all of its variants at the expense of the Secured Party. The parties acknowledge and agree that
(x) any abandonment or discontinuation by the Debtor pursuant to the preceding sentence shall not result in any liability to the Debtor or constitute a breach hereunder. and (y) any continuation or renewal by the Secured Party pursuant to the preceding sentence shall not create any ownership or additional rights of the Secured Party in such Trademarks. In the event of an abandonment of a Trademark and all variants thereof, the Debtor shall, if the Secured Party so requests, assign such Trademark and all of its variants to the Secured Party.

          (c) Subject to paragraph 3(b) hereof, Debtor will promptly pay the Secured Party for any and all sums, costs, and expenses which the Secured Party may pay or incur pursuant to the provisions of this Agreement or in enforcing the Obligations, the Collateral or the security interest granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel, and reasonable attorneys, fees and disbursements, all of which together with interest on unpaid amounts following demand therefor at the rate of eight (8%) percent shall be part of the obligations and be payable on demand.

           (d) In no event shall Debtor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark with the United States Patent and Trademark Office or any similar office or agency of the United States or any State thereof, unless Debtor shall, on or prior to the date of such filing, notify the Secured Party thereof, and, upon request of the Secured Party, execute and deliver any and all assignments, agreements, instruments, documents and papers as the Secured Party may reasonably request to evidence the Secured Party's interest in such Trademarks and the goodwill of Debtor relating thereto or represented thereby, and Debtor hereby constitutes the Secured Party its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the obligations are paid in full.

          (e) Debtor has the right and power to make the assignment and to grant the security interest herein granted; and, subject to any liens, mortgages, assignments, security interests or encumbrances of any nature whatsoever (any of the foregoing, a "Lien") to which the Collateral may be subject prior to the date hereof, the Collateral is not now subject to any Liens except in favor of the Secured Party, and Debtor will not hereafter grant any Liens in respect of the Collateral.

          (f) Except to the extent that Secured Party, upon prior written notice from Debtor, shall consent, Debtor will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, or otherwise dispose of any of the Collateral (any of the foregoing, a "Transfer"), and nothing in this Agreement shall be deemed a consent by the Secured Party to any such action except as expressly permitted herein. Without limiting the foregoing, the Secured Party shall not be deemed to be unreasonable in withholding its consent to any proposed Transfer if the proposed transferee has not entered into an agreement, in form and substance reasonably satisfactory to the Secured Party and its counsel, providing for such transferee to be bound by the provisions of this Agreement and of Article III of each of the Acquisition Agreement and the Mennen Acquisition Agreement. Nothing contained in this paragraph 3(f) shall be deemed to require the consent of the Secured Party in connection with the license or sublicense by Debtor of any of the Collateral.

          (g) Debtor will take all necessary steps in any proceeding before the United States Patent and Trademark Office or any similar office or agency of the United States, any State thereof to maintain each application and registration of the Trademarks, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication, abandonment or invalidation is permitted under paragraph 3(b) hereof).

          (h) Debtor has provided certain indemnification to the Secured Party under the Acquisition Agreement with respect to the use of the Trademarks, and the Secured Party shall be entitled to the benefits thereof under this Agreement.

          (i) The Secured Party may, in its reasonable discretion and upon prior written notice to Debtor, pay any amount or do any act required of Debtor hereunder to preserve, defend, protect, maintain, record or enforce Debtor's obligations contained herein, the obligations, the Collateral, or the right, title and interest granted Secured Party herein, and which Debtor fails to do or pay, and, except as provided in paragraph 3(b) hereof, any such payment shall be deemed an advance by Secured Party to Debtor and shall be payable on demand together with interest at the rate of eight (8%) percent per annum.

          (j) Debtor agrees that if it, or any affiliate or subsidiary thereof, learns of any use by any person of any term or design likely to cause confusion with any of the Trademarks, it shall promptly notify Secured Party of such use and, if requested by Secured Party, shall join with Secured Party, at Debtor's expense, in such action as Secured Party, in its reasonable discretion taking into account the economic value of the Trademarks, may deem advisable for the protection of Secured Party's interest in and to such Trademarks.

          (k) Until payment in full of the Obligations, the Secured Party shall retain its security interest in the Collateral.

          (l)  Debtor shall immediately notify the Secured
Party in writing of any change in or discontinuance of Debtor's principal place or places of business.

           (m) Debtor will furnish, as promptly as possible and in any event within five (5) days after the occurrence thereof, notice in writing of any default hereunder or of any event which, with notice or the lapse time or both would constitute such default, setting forth the details thereof and the action which Debtor proposes to take with respect thereto.

          (n) Debtor will furnish such other information regarding the operations, business, affairs and condition, financial or otherwise, of Debtor or pertinent to any covenant or condition of this Agreement, as may reasonably be requested by the Secured Party and necessary to enable the Secured Party to enforce its rights under this Agreement and to confirm the accuracy of the representations and warranties contained herein and the fulfillment of the covenants contained herein.

     4.  Secured Party's Rights Upon Default.

     A. Upon a default hereunder and while such default is continuing, in addition to all other rights and remedies of the Secured Party, whether under law, the Acquisition Agreement or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently, without (except as provided herein) notice to, or consent by, Debtor, the Secured Party shall have the following rights and remedies: (a) all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted); (b) assign to itself or an affiliated third party the Trademarks solely for the purpose of preserving the Trademarks subject to their later sale, disposition or assignment to a third party as herein provided; (c) Upon 10 days, prior written notice from the Secured Party, Debtor shall not make any further use of the Trademarks or any mark similar thereto for any purpose; (d) the Secured Party may, at any time and from time to time, upon 10 days, prior notice to Debtor, license, whether on an exclusive or nonexclusive basis, any of the Trademarks, in the United States, for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; (e) the Secured Party may, at any time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Debtor in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof in accordance with the terms thereof; (f) the Secured Party may, at any time and from time to time, assign, sell or cause to be sold in one or more sales or parcels, at such price as the Secured Party may deem best, with power also to execute assurances, and do, in a reasonably commercial manner, all other acts and things for completing the assignment, sale or disposition, for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Collateral, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived) and the Secured Party or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption of Debtor, any such demand, notice or right and equity being hereby expressly waived and released; and (g) in addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the Collateral pursuant to clause
(f) hereof, the Secured Party may, at any time, pursuant to the authority granted in the Powers of Attorney described in paragraph 5 hereof (such authority becoming effective on the occurrence or continuation as hereinabove provided of a default), execute and deliver on behalf of Debtor, one or more instruments of assignment of the Trademarks (or any application or registration thereof), in form suitable for filing, recording or registration in the United States. Debtor agrees to pay when due all reasonable costs incurred in any such transfer of the Trademarks, including any taxes, fees and reasonable attorneys' fees, and all such costs shall be added to the Obligations. The Secured Party may apply the proceeds actually received from any such license, assignment, sale or other disposition to the reasonable costs and expenses thereof, including, without limitation, reasonable attorneys' fees and disbursements which may be incurred by the Secured Party, and then to the obligations, in such order as indicated in the following paragraph; and Debtor shall remain liable and will pay the Secured Party on demand any deficiency remaining, together with interest thereon at a rate equal to eight (8%) percent per annum. Nothing herein contained shall be construed as requiring the Secured Party to take any such action at any time.

     B. The proceeds of any sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Secured Party as follows:

     FIRST, to the payment of all reasonable costs and expenses incurred by the Secured Party in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Secured Party hereunder on behalf of the Debtor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

     SECOND, to the payment in full of principal and interest in respect of the Note;

     THIRD, to the payment in full of any Deferred Payment due and owing, and, in the event any such Deferred Payment is evidenced by a Deferred Payment Note, to the payment in full of principal and interest in respect of such Deferred
Payment Notes;

     FOURTH, to the Debtor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

     C. If Debtor has made any materially false or misleading representation or warranty to the Secured Party either herein or in the third or fourth sentence of paragraph 6.2(e) of the Acquisition Agreement; or if the obligations are not paid when due, whether upon acceleration or otherwise; or if Debtor shall become insolvent (as defined under applicable state law); or if Debtor makes a general assignment for the benefit of creditors; or if Debtor shall suspend the transaction of its usual business; or if a petition in bankruptcy or for any relief under any law relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension shall be filed, or any proceeding shall be instituted under any such law, by or against Debtor; or if any governmental authority or any court at the instance thereof shall take possession of any substantial part of the property of, or assume control over the affairs or operations of, or a receiver shall be appointed for any substantial part of the property of, or a writ or order of attachment or garnishment shall be issued or made against any substantial part of the property of, Debtor; or if any indebtedness of Debtor for borrowed money of any amount in excess of $5,000,000 shall become due and payable by acceleration of maturity thereof; or if Debtor shall fail to timely pay the cash component of the Base Purchase Price; or if any indebtedness of Debtor under either that certain promissory note or under any of those certain deferred payment notes issued by Debtor under the Mennen Acquisition Agreement shall become due and payable by acceleration of maturity thereof; or if Debtor shall be dissolved; or if Debtor shall be a party to any merger or consolidation in which it is not the survivor (or the parent of the survivor) without the written consent of the Secured Party, which consent shall not be unreasonably withheld (provided that no such consent shall be required if the survivor of such merger or consolidation will have a tangible net worth following such merger or consolidation at least equal to that of the Debtor prior to such merger or consolidation), then, and in any such event, Debtor shall be deemed to be in default under this Agreement and the Secured Party shall have all the rights, remedies and privileges with respect to repossession, retention and sale of the Collateral and disposition of the proceeds as set forth in this Agreement and as accorded by the applicable sections of the Uniform Commercial Code respecting "Default".

     5. Power of Attorney. Concurrently with the execution and delivery hereof, Debtor is executing and delivering to the Secured Party, in the form of Exhibit 2 hereto, five originals of a Power of Attorney solely for the implementation of the assignment, sale or other disposal of the Trademarks pursuant to clauses (f) and (g) of paragraph 4A.

     6.  Miscellaneous.

          (a) Further Assurances. Debtor shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the Secured Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (b) Notices. All notices and other communications required or permitted to be given under this Agreement ("Communications") shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, return receipt requested, or by overnight courier for next day delivery, to the parties at their respective addresses set forth below or to such other or additional address as either party shall hereafter specify by Communication to the other, or by telecopier to the parties at their respective telecopier numbers set forth below or to such other or additional numbers as either party shall hereafter specify by Communication to the other party:

If to the Secured Party to:   Colgate-Palmolive Company
                              300 Park Avenue
                              New York, New York 10022-7499
                              Telecopier No.: (212) 326-7954
                              Attn: Andrew Hendry, Esq.

with a copy to:               Warshaw Burstein Cohen
                              Schlesinger & Kuh, LLP
                              555 Fifth Avenue
                              New York, New York 10017
                              Telecopier No.: (212) 972-9150
                              Attn: Phillip England, Esq.

If to the Buyer to:           The Stephan Co.
                              1850 West McNab Road
                              Ft. Lauderdale, Florida 33309
                              Telecopier No.: (305) 971-9903
                              Attn: Mr. Frank Ferola, Sr.
                              Chairman, President and CEO

with a copy to:               Hertzog, Calamari and Gleason
                              100 Park Avenue
                              New York, New York 10016
                              Telecopier No.: (212) 213-1199
                              Attn: Stephen Connoni, Esq.

    Notice of change of address or telecopier number shall be deemed given when actually received or upon refusal to accept delivery thereof; all other Communications shall be deemed to have been given and received on the earliest of:
(a) when actually received or upon refusal to accept delivery thereof, (b) on the date when delivered personally or sent by telecopier, (c) one (1) business day after sending by recognized overnight courier, or (d) four (4) business days after mailing, as aforesaid.

         (c) Binding Effect; Benefits. This Agreement shall be binding upon the successors, assigns or other legal representatives of Debtor, and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party, its successors, assigns or other legal representatives.

        (d) Amendments and Waivers. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party may, by an instrument in writing, waive compliance by any other party with any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by a party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

        (e)     Governing Law.  This Agreement shall be
construed and governed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

       (f) Separability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

       (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.








      IN WITNESS WHEREOF, Debtor and the Secured Party have caused this Security Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              THE STEPHAN CO.

                              By_____________________
                                Name: Frank Ferola, Sr.
                                Title: President and CEO


                              COLGATE-PALMOLIVE COMPANY

                              By___________________________
                                Name: Donald A. Schindel
                                Title: Vice President -
                                      Corporate Development













                                 Exhibit 1 to
                              Security Agreement


                       SECURITY INTEREST IN TRADEMARKS


     WHEREAS, THE STEPHAN CO., a Florida corporation (herein referred to as "Assignor"), is the owner of the entire right, title and interest in, to and under the trademarks listed on the annexed Schedule 1-A and all registrations and applications thereof in the United States Patent and Trademark Office (the "Trademarks");

     WHEREAS, Assignor is obligated to COLGATE-PALMOLIVE
COMPANY, a Delaware corporation (the "Assignee") and
Assignor has entered into a Security Agreement dated the date hereof (the "Agreement") in favor of Assignee; and

     WHEREAS, pursuant to the Agreement, Assignor has assigned and granted to Assignee a security interest in all right, title and interest of Assignor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and all renewals and extensions thereof and all applications which are or may hereafter be filed and all registrations of the Trademarks, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof (the "Collateral"), to secure the payment, performance and observance of the obligations, as defined in the Agreement;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby further assign and grant to Assignee a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

     Assignor does hereby further acknowledge and affirm that the rights and remedies of Assignee with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

     Assignee's address is Hanover Avenue, Morristown, New
Jersey, 07962.





     IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly (executed by its officer thereunto duly authorized as of the __ day of December, 1995.

                           THE STEPHAN CO.

                           By_________________

                             Name:  Frank Ferola, Sr.
                             Title: President and CEO


                      SPECIAL POWER OF ATTORNEY


STATE OF
                                      ss.:
COUNTY OF


     KNOW ALL MEN BY THESE PRESENTS, THAT THE STEPHAN Co., a Florida corporation with its principal office at 1850 West McNab Road, Ft. Lauderdale, Florida 33309 (hereinafter called "Assignor") hereby appoints and constitutes COLGATE-PALMOLIVE COMPANY, a New York corporation (the "Assignee"), its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of Assignor pursuant to a Security Agreement dated the date hereof between Assignor and Assignee (the "Security Agreement"):

       1. For the purpose of effectuating the provisions of paragraph 3(d) and clauses (f) and (g) of paragraph 4A of the Security Agreement; and

       2. To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as Assignee may in its sole discretion determine.

       This power of attorney takes effect solely for the purposes of paragraph 3(d) and clauses (f) and (g) of paragraph 4A. of the Security Agreement and is subject to the conditions thereof and may not be revoked until the payment in full of all "Obligations" as defined in such Security Agreement.

Dated:    December , 1995

                                  THE STEPHAN CO.
                                  By:__________________
                                     Frank Ferola, Sr.
                                     President and CEO



STATE OF
                                               ss.:
COUNTY OF


On this_________ day of December, 1995, before me personally appeared Frank Ferola, Sr., to me known, who, being by me duly sworn, did depose and say that he resides at and that he is the President of The Stephan Co., the Florida corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation, and that he signed his name thereto pursuant to such authority.



________________________
                                             Notary Public





     TRANSITION AGREEMENT, dated as of December 31, 1995 between COLGATE-PALMOLIVE COMPANY, a Delaware corporation having its principal place of business at 300 Park Avenue, New York, N.Y. ("Seller"), and THE STEPHAN CO., a Florida corporation having its principal place of business at 1850
West McNab Road, Ft.  Lauderdale, Florida 33309 (the
"Buyer").

                           W I T N E S S E T H:

    The Seller and the Buyer are parties to an Acquisition
Agreement, dated of even date herewith (the "Colgate
Acquisition Agreement"), pursuant to which Buyer has acquired Seller's Wildroot Product Line in the United States and other countries, on the terms and conditions set forth in the Colgate Acquisition Agreement;

    The Seller and the Buyer are parties to a Trademark License Agreement, dated of even date herewith, pursuant to which Seller has granted Buyer license rights to Seller's CB Talc Product Line in the United States, on the terms and conditions set forth in such Trademark License Agreement.

    The Seller's affiliate, The Mennen Company ("Mennen"), and the Buyer are parties to an Acquisition Agreement, dated of even date herewith (the "Mennen Acquisition Agreement"), pursuant to which Buyer has acquired Mennen's products known as Protein 21, Protein 29, Balm Barr, Stretch Mark and Quinsana in the United States and other countries, on the terms and conditions set forth in the Mennen Acquisition Agreement

    The Colgate Acquisition Agreement provides that the
Seller and the Buyer shall enter into this Transition
Agreement at the Closing.

    In consideration of the premises and the mutual covenants and agreements set forth below and in the Acquisition Agreements (as defined below), the parties agree as follows:

    I. DEFINITIONS

     1.1 Capitalized terms used herein without definition shall have the meanings specified therefor in the Colgate
Acquisition Agreement or the Mennen Acquisition Agreement.

     1.2 The term "Acquisition Agreements" shall mean the Mennen Acquisition Agreement and the Colgate Acquisition
Agreement.

     1.3 The terms "Domestic Product Lines" and "Products"' shall mean the Domestic Product Lines and Products as defined in both Acquisition Agreements.

     1.4 The term "Seller" as used herein shall include any affiliate of Seller as designated by Seller.

     1.5 The term "Transition Period" shall mean the period beginning on the date of the Closing under the Acquisition Agreements and ending on July 31, 1996, subject to Section 4.4.

   II.  IN GENERAL

     2.1 Subject to the terms and conditions of this Agreement, Seller will manage and conduct the business associated with the Domestic Product Lines (the "Business") for the account and benefit of the Buyer during the Transition Period. Provided Seller manages and conducts the Business in the ordinary course and in a manner consistent with past practices in effect immediately prior to the Closing (the "Ordinary Course"), Seller shall have discretionary authority to make decisions concerning the commercial operations of the Business.

     Seller will consult with Buyer as reasonably requested by Buyer concerning the operations of the Business being conducted by Seller during the Transition Period. Seller will give to the Buyer and its agents and representatives reasonable access, during normal business hours and upon reasonable notice, to all properties, books, accounts and records in Seller's possession or control directly relating to the Business and shall furnish to the Buyer all information directly relating to the Business as Buyer may reasonably request.

     2.2 The services to be provided by the Seller in conducting the Business during the Transition Period shall include, without limitation, the following services relating to the manufacture, marketing and sale of the Domestic Product Lines:

     (a) Manufacturing Services. Subject to Section 4.1, the Seller shall manufacture or have manufactured the Products in such quantities as necessary to continue operating the Business in the Ordinary Course and to such specifications and quality level as in effect immediately prior to the Closing. Seller will deliver such specifications to Buyer promptly after Closing to the extent not already done so.

     (b) Sales Services and Promotion. The Seller shall provide the services of its in-house sales force and outside broker sales force to continue selling the Domestic Product Lines in the Ordinary Course. The Seller shall continue to run trade promotional programs and offerings for the Domestic Product Lines in the Ordinary Course.

     (c) Distribution Services. The Seller shall be responsible for warehousing, order processing, customer services, order delivery and other transportation services, inventory control and general operations support.

     (d) General Administrative Services. The Seller shall provide general administrative supervision, accounting, finance, credit and collection, accounts payable and office services.

     (e) Quality Control Services. The Seller shall be responsible for quality assurance and quality control testing and shall maintain the same quality standards as in effect immediately prior to the Closing.

The Seller will also provide services as outlined above with respect to orders for the Products which Buyer may refer to Seller during the Transition Period.

         III.  REMITTANCE OF PROFITS

     3.1 Seller will remit to the Buyer an amount equal to the Profits of the Business during the Transition Period in accordance with this Article III. Profits as used herein shall mean the "net sales" of the Business, as defined in
Section 3.1 of each Acquisition Agreement, during the Transition Period less the following expenses allocable to such net sales: (a) commissions paid or payable to Seller's brokers, (b) cost of goods sold, calculated in accordance with the pricing schedule set forth on Attachment 1 hereto, except to the extent Buyer has taken over the manufacture of the Products under Section 4.1, and (c) cost of warehousing and freight, calculated in accordance with the pricing schedule set forth on Attachment 2.

     3.2 Within 30 days after the end of each calendar month during the Transition Period, Seller will deliver a statement of Profits of the Business during the prior month. Each such statement shall be in reasonable detail and shall set forth the Seller's calculation of Profits on a Product by Product basis. Seller will pay the amount of the Profits to Buyer by the same date such statement is due by wire transfer of immediately available funds to an account designated by Buyer.

     3.3 Seller agrees to maintain complete, true and correct books of account concerning the net sales and Profits of the Business during the Transition Period in sufficient detail to enable the Buyer to compute and verify the same. The Seller further agrees to permit the Buyer, its agents and/or independent public accountants, to have full access to such books of account (including the right to make copies thereof) during normal business hours and upon reasonable notice to the Seller during the Transition Period plus six months thereafter. The Buyer hereby agrees to keep confidential all such information and to use it only in accordance with and for the purposes of this Agreement. Any dispute as to the Profits of the Business shall be resolved by arbitration in accordance with the provisions of Section
3.7 of the Acquisition Agreements.

           IV. MANUFACTURING

      4.1 Seller acknowledges that Buyer desires the option to take over the manufacture of the Products prior to the end of the Transition Period if Buyer is able to manufacture the Products for a lower cost than Buyer is being charged for cost of goods sold under this Agreement. Seller agrees to grant Buyer such an option under circumstances where the transfer of the manufacturing operations is not likely to cause a material disruption to the Business and subject to such advance notice as is commercially reasonable and necessary to allow Seller to comply with its commitments to third parties in connection with the manufacturing of the Products.

In addition, if Buyer can arrange for freight and/or warehousing, or any other services for which Buyer is bearing the cost hereunder, at a lower cost than Buyer is being charged hereunder, then, at Seller's option, Seller will either switch to the arrangement proposed by Buyer
(e.g., use Buyer's carriers) or grant Buyer a credit for such price differential.

       4.2 Subject to Section 4.3, Seller agrees to manufacture such additional quantities of the Products as may be ordered by Buyer during the Transition Period for the prices set forth on Attachment 1. Such Products will be manufactured in accordance with the specifications and quality standards in effect immediately prior to the Closing. As soon as reasonably practicable after the date hereof, Buyer will provide Seller with a forecast of its requirements for the Products during the Transition Period for planning purposes only and a rolling four week forecast. On Wednesday of each week during the Transition Period, Buyer will confirm its order for the following week as set forth in the current four-week forecast, and may increase or decrease the amount of the following week's order as set forth in the rolling four-week forecast by up to 40% at that time. Seller will ship the Products ordered by Buyer during the Transition Period as directed by Buyer, at Buyer's cost and expense.

       4.3 Buyer understands that Seller's written agreement with The Erickson Company ("Erickson") for the supply of the Quinsana and CB Talc Products expires on January 15, 1996, and has been verbally extended to the end of February 1996. Buyer and Seller will agree as soon as possible after the date hereof whether to further extend the contract manufacturing arrangement with Erickson and if so until what date, and Seller shall thereafter use all commercially reasonable efforts to do so. Buyer acknowledges that Seller is maintaining Seller's contract manufacturing arrangement with Erickson in effect during the Transition Period for the benefit of Buyer and agrees to cooperate with Seller in all reasonable respects to enable Seller to meet Seller's obligations to Erickson and will not hold Seller responsible for actions by Erickson outside Seller's reasonable control.

       4.4     Under the terms of the Acquisition
Agreements, the Seller and Mennen have undertaken to cause certain molds to be delivered to Buyer by the respective suppliers currently in possession of the molds and to arrange for the fabrication of new molds in the event Seller is unable to arrange for one or more molds to be so delivered. If not delivered timely or if fabrication is required, then, if requested by Buyer, Seller and Buyer will extend the period of time during which Seller provides manufacturing services hereunder with respect to the Product(s) to which such mold(s) relate until such time as the mold(s) for such Product(s) has been delivered, at Seller's cost, to the location designated by Buyer. Further, if during the period when a mold is being delivered or fabricated until its delivery, Buyer could otherwise have arranged for manufacturing of the Product for a cost less than the manufacturing cost then being charged to Buyer, Seller shall grant Buyer a credit for such price differential or pay it to Buyer in cash at such point in time when there are no further purchases by Buyer from Seller to credit against.
Any such credit or payment will not begin until (a) 60 days after Buyer's request to have the mold delivered, if such request is made in January 1996 or (b) 30 days after Buyer's request to have the mold delivered, if such request is made after January 1996.

       4.5     Seller warrants that the Products
manufactured by it or Erickson on Seller's behalf during the Transition Period will be (a) non-obsolete, (b) comply with any warranty customarily given to customers, (c) good and salable and of generally acceptable quality and meet the manufacturing specifications therefor in effect immediately prior to the Closing. Buyer will not be required to pay, either pursuant to Article III or Section 4.2 above, for any Products manufactured during the Transition Period by Seller or Erickson on Seller's behalf which do not meet the foregoing warranty. SELLER MAKES NO OTHER WARRANTIES EXCEPT
AS SET FORTH IN THE ACQUISITION AGREEMENTS, AND NONE WILL BE IMPLIED.

           V.  POST-TRANSITION PERIOD MATTERS

        5.1 At the end of the Transition Period, Seller will arrange for the prompt delivery to such locations as the Buyer may designate of the Minimum Guaranteed Inventory under each Acquisition Agreement and such additional inventory of the Products as Buyer may have ordered pursuant to Section 4.2. Delivery of the inventory located at Seller's Morristown facility will be made at Seller's sole cost and expense if delivery is to be made to Buyer's Fort Lauderdale, Florida facility. Delivery of inventory located in Seller's other warehouses will be made at Buyer's sole cost and expense to such places as Buyer designates.

        5.2 Buyer and Seller will cooperate with each other to handle in the most efficient and practical manner the completion of orders and other transactions which are in process at the end of the Transition Period and will make appropriate financial adjustment between them in accordance with the payment structure set forth in Article III. Buyer and Seller acknowledge that all receivables generated during the Transition Period in respect of Product sales are the property of Buyer.

            VI.  INDEMNIFICATION

        6.1 Seller agrees to indemnify, defend and hold harmless, or pay and reimburse, the Buyer, its affiliates and their respective officers, directors, employees and agents from and against any and all Loss arising out of or otherwise in respect of product liability or breach of warranty claims with respect to Products manufactured by Seller or Erickson on Seller's behalf during the Transition
Period which do not meet the warranty set forth in Section
4.5 or which product liability claims were caused by Seller's negligence or improper action, except that Seller shall not be liable for any such Loss to the extent it is caused by the actions or omissions of Buyer.

        6.2 Procedures for indemnification claims made under this Section VI shall be as set forth in Section 10.1 of the Acquisition Agreements.

            VII.    FORCE MAJEURE

        7.1 Seller and Buyer will be excused from their respective obligations hereunder to the extent that their performance is delayed or prevented by any circumstance reasonably beyond their control or by fire, explosion, mechanical breakdown, strikes or other material labor trouble, plant shutdown, prolonged unavailability of raw materials or compliance with any law, regulation, order, recommendation or request of any governmental authority. Once the event of force majeure ends, each party will use its commercially reasonable efforts to resume its respective obligations previously suspended.

            VIII.  MISCELLANEOUS

        8.1 All notices and other communications required or permitted to be given under this Agreement ("Communications") shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, return receipt requested, or by overnight courier for next day delivery, to the parties at their respective addresses set forth below or to such other or additional address as either party shall hereafter specify by Communication to the other, or by telecopier to the parties at their respective telecopier numbers set forth below or to such other or additional numbers as either party shall hereafter specify by Communication to the other party:

If to the Seller to:           Colgate-Palmolive Company
                               300 Park Avenue
                               New York, New York 10022-7499
                               Telecopier No.: (212) 326-7954
                               Attn: Andrew Hendry, Esq.

with a copy to:                Warshaw Burstein Cohen
                               Schlesinger & Kuh, LLP
                               555 Fifth Avenue
                               New York, New York 10017
                               Telecopier No.: (212) 972-9150
                               Attn: Phillip England, Esq.

If to the Buyer to:            The Stephan Co.
                               1850 West McNab Road
                               Fort Lauderdale, Florida 33309
                               Telecopier No.: (305) 971-9903
                               Attn: Mr. Frank Ferola, Sr.
                               Chairman, President and CEO

with a copy to:                Hertzog, Calamari and Gleason
                               100 Park Avenue
                               New York, New York 10016
                               Telecopier No.: (212) 213-1199
                               Attn: Stephen Connoni, Esq.




    Notice of change of address or telecopier number shall be deemed given when actually received or upon refusal to accept delivery thereof; all other Communications shall be deemed to have been given and received on the earliest of:
(a) when actually received or upon refusal to accept delivery thereof, (b) on the date when delivered personally or sent by telecopier, (c) one (1) business day after sending by recognized overnight courier, or (d) four (4) business days after mailing, as aforesaid.

       8.2 Neither the Seller nor the Buyer shall have the right to assign this Agreement nor any of their respective rights hereunder without the prior written consent of the other.

       8.3 This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to or shall (a) confer on any person other than the parties, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties partners or participants in a joint venture.

       8.4 This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party may, by an instrument in writing, waive compliance by any other party with any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by a party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

       8.5     This Agreement shall be construed and
governed in accordance with the laws of the State of New
York, without giving effect to the choice of law principles thereof.

       8.6 Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.

       8.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.






   IN WITNESS WHEREOF, the Seller and the Buyer have caused this Transition Agreement to be signed in their respective names by one of their officers thereunto duly authorized, as of the date first above written.



                                  COLGATE-PALMOLIVE COMPANY
                                  By:
                                     Donald A. Schindel,
                                     Vice President -
                                      Corporate Development



                                  THE STEHAN CO.

                                  By:
                                     Frank Ferola, Sr.
                                     President and CEO








Exhibit 10.2





                    ACQUISITION AGREEMENT

                       by and between

                THE MENNEN COMPANY, as Seller

                             and

                  THE STEPHAN CO., as Buyer

                         DATED AS OF

                      December 31, 1995










    ACQUISITION AGREEMENT, dated as of December 31, 1995 between THE MENNEN COMPANY, a New Jersey corporation having its principal place of business at Hanover Avenue, Morristown, New Jersey 079G2 (the "Seller"), and THE STEPHAN Co., a Florida corporation having its principal place of business at 1850 West McNab Road, Ft. Lauderdale, Florida 33309 (the "Buyer").

                          W I T N E S S E T H

     The Seller's personal, body and hair care businesses include the products known as "Protein 21", "Protein 29", "Balm Barr", "Stretch Mark", and ""Quinsana" (the foregoing five products are hereinafter collectively referred to as the "Products").

     The Seller markets, or has heretofore marketed, the Products primarily in the United States (all of such Products, as marketed solely in the United States, are hereinafter collectively referred to as the "Domestic
Product Line").

     The Seller has registered (a) "Protein 21", "Protein 29", "Balm Barr", "Stretch Mark", and "Quinsana" and related trademarks in the United States with the United States Patent and Trademark Office (all of such registered marks are listed on Schedule 1.1(a) and are collectively referred to as the "Domestic Trademarks"), and (b) "Protein 29", "Protein 21", "Balm Barr" and "Quinsana" in the countries listed on Schedule 1.1(b) (all of such registered marks, collectively, the "Foreign Trademarks"). The Domestic Trademarks and the Foreign Trademarks are sometimes referred to herein as the "Trademarks".

     The Seller also has registered "Protein 21", "Protein
29", "Balm Barr", "Stretch Mark" and "Quinsana" and related trademarks, and uses, has used or may use such marks with or without registration in connection with the manufacture and sale of the Products in the foreign countries listed on
Schedule 1.3 (all of such marks, whether or not registered or used, the "Mennen Marks"), and intends to sell or continue to sell the Products under the Mennen Marks in such countries.

The Seller desires to sell, and the Buyer desires to acquire, all of the Seller's right, title and interest in and to (a) the Trademarks and (b) assets related exclusively to the Domestic Product Line, as more specifically described herein, all for the purchase price and on the terms and conditions set forth below.

     In consideration of the premises and the mutual covenants and agreements set forth below, the parties agree as follows:

     I.   TRANSFER OF ASSETS

        1.1. Transfer of Assets. On the terms and subject to the conditions of this Agreement, at the closing provided for in Article V (the "Closing"), the Seller shall sell, assign and deliver to the Buyer, and the Buyer shall acquire from the Seller, all of the Seller's right, title and interest in and to the following assets:

         (a)  the Domestic Trademarks listed on
              Schedule 1.1(a), together with the goodwill associated therewith;

         (b)  the Foreign Trademarks listed on Schedule 1.1(b);

         (c) all trade dress relating solely and exclusively to the Domestic Product Line;

         (d)  the customer list relating to the Domestic Product Line;

         (e)  the agreement listed on Schedule 1.1(e);

         (f) subject to Section 1.3, the formulae relating solely and exclusively to the Domestic Product Line along with the Seller's "Standard Processing Instructions" therefor; and

         (g)  subject to Section 1.5, the molds set forth on Schedule 1.1(g).

Additionally, at the end of the "Transition Period", as that term is defined in the Transition Agreement annexed as Exhibit E to the "CP Acquisition Agreement" referred to in
Section 3.4 below ("Transition Agreement"), the Seller shall, on the terms and subject to the conditions of this Agreement and the Transition Agreement, sell, assign and deliver to the Buyer, and the Buyer shall acquire from the Seller, all of the Seller's right, title and interest in and to that amount of finished goods, semi-finished goods, work in process, raw materials and packaging relating solely and exclusively to the Domestic Product Line which is equal to the "Minimum Guaranteed Quantity" (as that term is defined in Section 6.1(n)) (collectively, the "Inventory"). As used herein, the term "Assets" shall mean the Inventory and those assets identified in Section 1.1(a) - 1.1(g). Except for the Inventory and except for those assets expressly identified in Section 1.1(a) - 1.1(g) above, the term "Assets" shall not include any other assets of the Seller or any of its affiliates.

         1.2. Assumption of Liabilities. On the terms and subject to the conditions of this Agreement, the Buyer shall, at the Closing, assume and agree to pay, perform, discharge or otherwise satisfy, all of the Seller's obligations under the agreement listed on Schedule 1.1(e).
Except as provided above, the Buyer is not assuming, nor in any way shall be liable for, any debts, liabilities, commitments or obligations of the Seller.

         1.3. License of Formulae to Seller. Effective as of the Closing, the Buyer hereby irrevocably grants to the Seller a perpetual, non-exclusive, royalty-free right and license (with the right to sublicense only to parties presently selling the Products for the Seller) to make, have made on its behalf, use and sell under the Mennen Marks in the countries listed on Schedule 1.3, Products using the same formulae as the formulae constituting a part of the Assets. Subject to Section 8.6, the Seller, its affiliates and, on their respective behalves, others shall be free on a worldwide basis to use any formulae which are not the same formulae constituting a part of the Assets to make, have made on its behalf, use and sell products that compete with the Products.

         1.4.  Foreign Trademarks and Protein 21 Mark.  The
Buyer acknowledges that the Foreign Trademarks and the Protein 21 Mark are not currently in use by the Seller or any of its affiliates. Accordingly, subject to Section
6.1(h), the Foreign Trademarks and the Protein 21 Mark are being sold to the Buyer "as is" and in no event shall the Seller be liable for any damages to the Buyer of any type whatsoever, including, without limitation, special, indirect, collateral or consequential damages in connection with or arising out of the existence or use by the Buyer of any of the Foreign Trademarks or the Protein 21 Mark, including, without limitation, anticipated profits or other economic loss.

         1.5. Molds. The Buyer acknowledges that the molds set forth on Schedule 1.1(g) are currently in the possession of the Seller's third party suppliers (the "Suppliers") and that the Seller may not be able to deliver possession of such molds to the Buyer. The Seller undertakes to cause each Supplier to, subject to the Supplier's having been given reasonable prior notice, deliver the molds to the Buyer (or to such location as the Buyer may request) free and clear of any interest the Supplier may have in the molds; provided, however, in the event one or more Suppliers claims an interest in one or more of the molds, then:

      (a) if the Seller elects to make a cash settlement with the Supplier in order to acquire such mold, the Seller shall so notify the Buyer, and the Buyer shall have the right to accept the cash settlement in lieu of delivery of the mold, in which event the Seller shall have no further obligation to the Buyer with respect to such mold; or

      (b) if the Seller does not, for whatever reason, reach a cash settlement with the Supplier, the Seller shall, at its sole cost and expense, cause a replacement mold to be fabricated and delivered to the Buyer as soon as reasonably possible, such replacement mold to conform in all respects with the specifications of the mold being replaced.

Upon the Seller's request, the Buyer shall deliver to the Seller, if required by applicable law, exempt use certificates in respect of all such molds delivered by the Seller to the Buyer.

       II. PURCHASE PRICE AND PAYMENT

         2.1. Purchase Price. The purchase price for the Assets shall be the sum of (i) Five Million Four Hundred
Thousand ($5,400,000) Dollars (the "Base Purchase Price") and (ii) the Deferred Payments provided for in Article III below.

           2.2. Allocation of Base Purchase Price. The parties agree that the Base Purchase Price shall be allocated among the Assets as set forth in Schedule 2.2. The Buyer and the Seller agree that the allocations set forth in
Schedule 2.2 were bargained for and negotiated. The Buyer and the Seller agree to prepare and file all tax returns in a manner consistent with the allocations provided herein. The Buyer and the Seller shall each provide to the other for review a copy of their reports with respect to this transaction pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended, at least ten (10) business days prior to its submission to the Internal Revenue Service. In the event that the Internal Revenue Service shall require a change in such allocations, neither party shall be liable for the tax consequences to the other party of such change.

           2.3. Payment of the Purchase Price. The Base Purchase Price shall be payable by the Buyer at the Closing as follows: (i) the sum of one Million Three Hundred Fifty Thousand ($1,350,000) Dollars by wire transfer of immediately available funds to an account designated by the Seller and (ii) the sum of Four Million Fifty Thousand ($4,050,000) Dollars by delivery of a promissory note, due on the fifth anniversary of the Closing, bearing interest at the rate of eight (8%) percent per annum payable semiannually in arrears, and otherwise in the form of Exhibit A (the "Note").

       III.    DEFERRED PAYMENT

           3.1. Deferred Payment. In addition to the Base Purchase Price and as additional consideration for the purchase of the Trademarks, the Buyer shall pay the Seller for a period of eight (8) years following the Closing (the "Deferred Payment Period") an amount equal to eight (8%) percent of the Buyer's net sales of the Products (the "Deferred Payment"). As used herein, "net sales" shall mean the Buyer's total worldwide gross sales of the Products in all markets, during the Deferred Payment Period, determined on an accrual basis, less actual freight allowances permitted by the Buyer to be taken by its trade customers, returns, trade allowances, trade rebates, and trade and cash discounts. For purposes of determining the Buyer's total worldwide gross sales of the Products, there shall be included sales of all currently sold Products as well as the following products: (a) new products using the Protein 21 or Protein 29 Trademarks in the hair care category and (b) new products using the Balm Barr, Quinsana or Stretch Mark Trademarks in the body and personal care category (the products described in clauses (a) and (b), each an "Extension Product"). No other new products will be included. Notwithstanding the foregoing, sales of an Extension Product shall not be included in the determination of net sales for a period of eighteen (18) months following the first sale by the Buyer of such Extension Product but shall be included thereafter for the duration of the Deferred Payment Period. Additionally, for purposes of determining the Buyer's total worldwide gross sales of the Products, there will be included sales made by any licensee or sublicensee of the Buyer or any other party to whom the Buyer shall otherwise transfer title (or a lesser interest therein) to any of the Products, including any subsequent licensee, sublicensee or transferee of any such party (collectively the "Transferees").

           3.2. Deferred Payment Statements. Statements as to net sales of the Products by the Buyer or any Transferee during each calendar quarter shall be delivered to the Seller within thirty (30) days following the end of such calendar quarter. Each such statement shall be in reasonable detail and shall set forth the Buyer's (and each Transferees, if any) gross sales of the Products, on a Product by Product basis, for the period to which it relates and the deductions therefrom.

           3.3. Delivery of Deferred Payments. Deferred Payments shall be made by the Buyer to the Seller on or before July 31 for the semi-annual period ending the preceding June 30 and on or before January 31 for the semiannual period ending the preceding December 31. Subject to the provisions of this Section 3.3, the Buyer shall have the option to make each Deferred Payment (a) by wire transfer in immediately available funds to an account designated by the Seller, or (b) provided the Buyer has delivered to the Seller a "Compliance Certificate,, reasonably satisfactory in form and substance to the Seller, by the delivery to the Seller of a promissory note in an amount equal to the full amount of such Deferred Payment, which note shall bear interest at the base rate of Citibank, N.A., New York, New York in effect from time to time, shall be due and payable the earlier of five (5) years from the date of issuance or the date which is one (1) month after the expiration of the Deferred Payment Period, and which shall otherwise be in the form of Exhibit B (the "Deferred Payment Note"). If the Buyer elects to deliver the Deferred Payment Note in lieu of cash, the Buyer shall send written notice (the "Election Notice") thereof to the Seller within ten (10) business days following the end of the semi-annual period to which the Deferred Payment relates, together with
(x) a copy of the Buyer's most recent financial statements as filed with the Securities and Exchange Commission (the "SEC") (or, if the Buyer is no longer required to file its financial statements with the SEC, the Buyer's most recently prepared balance sheet and income statement which shall be within the previous ninety (90) days prior to the end of the semi-annual period to which the Deferred Payment relates and shall have been prepared in accordance with generally accepted accounting principles consistently applied) and (y) a certificate (the "Compliance Certificate"), signed by the Buyer's Chief Financial Officer, certifying that (i) the Buyer's net worth and ratios of debt to equity and debt to total capitalization as at the date of the balance sheet contained in such financial statements (the "Balance Sheet") are not less favorable than as reflected on the Buyer's balance sheet as filed with the SEC for the quarter ended September 30, 1995, (ii) since the date of the Balance Sheet, there has been no material adverse change in the financial condition or affairs of the Buyer and (iii) there is not existing any "default" under and as defined in the Security Agreement referred to in Section 4.1.

         3.4. Minimum Deferred Payment. As used herein, the term "Year" shall mean the twelve month period commencing with the first day of the month following the month in which the Closing occurs and each twelve month period thereafter during the Deferred Payment Period. If the Deferred Payments payable by the Buyer pursuant to
Section 3.1 with respect to any Year (the "Mennen Deferred Payments"), together with the deferred payments payable by the Buyer to Colgate-Palmolive Company ("CP") with respect to such Year under that certain Acquisition Agreement, dated of even date herewith, between the Buyer and CP (the "CP Acquisition Agreement") (the "CP Deferred Payments" and together with the Mennen Deferred Payments, the "Aggregate Deferred Payments"), is less than Five Hundred Thousand ($500,000) Dollars (the "Minimum Deferred Payment"; the difference between the Minimum Deferred Payment and the Aggregate Deferred Payment hereinafter, the "Deficit"), the Buyer shall pay to the Seller an amount equal to sixty-eight (68%) percent of the Deficit until such time as the total Aggregate Deferred Payments paid by the Buyer for all Years equals Four Million ($4,000,000) Dollars. Payment of the Deficit for each Year shall be made following the end of each Year at the same time as the Deferred Payment for the immediately preceding semi-annual period ended December 31. The Deficit shall be payable in cash or, at the Buyer's option, by delivery of a Deferred Payment Note to the extent same is permitted under Section 3.3. Interest on any Deferred Payment Notes will be excluded in determining the Deficit. Any Deficit payments made to the Seller shall be allocated as set forth on Schedule 2.2.

           3.5.     Foreign Currency Conversion.  All
payments due hereunder shall be paid in United States
Dollars. If the Buyer (or any Transferee) has sales of the Products in a currency other than the U.S. Dollar, for purposes of determining the Deferred Payment due to the Seller on account of such sales, such sales shall be converted into U.S. Dollars in accordance with the exchange rate in effect during the period in which such sales were made in accordance with U.S. generally accepted accounting principles.

         3.6.  Books of Account.  The Buyer agrees to
maintain complete, true and correct books of account concerning the sale of the Products in sufficient detail to enable the Deferred Payment to be readily computed and verified. The Buyer undertakes to provide the Seller with equivalent supporting data from each Transferee, if any.
The Buyer further agrees to permit the Seller, its agents and/or independent public accountants, to have full access to such books of account (including the right to make copies thereof) during normal business hours and upon reasonable notice to the Buyer for the term of the Deferred Payment Period plus three (3) years thereafter. The Buyer shall use commercially reasonable efforts to cause its Transferees to allow the Seller to review their books for the purpose of confirming sales. The Seller hereby agrees to keep confidential all such information and to use it only in accordance with and for the purposes of this Article III.

           3.7. Arbitration. If the Seller concludes, after review of the Buyer's books of account, that additional payments are owing to the Seller with respect to the period(s) reviewed, then the Seller shall notify the Buyer in writing of its determination, which notice (the "Deficiency Notice") shall set forth in detail the basis for the Seller's determination that additional amounts are due and owing and the amount thereof. If the Seller and the Buyer are unable to resolve the disputed items within ten
(10) business days after the Buyer receives the Deficiency Notice, the parties shall refer the dispute to a partner in the New York offices of a firm of certified public accountants mutually agreeable to the parties (the "Arbiter"), as an arbitrator to finally determine, as soon as practicable, and in any event within ninety (90) days after such reference, the amounts, if any, owing to the Seller for the period(s) under consideration; provided that if the parties are unable to mutually agree upon an Arbiter, the Arbiter shall be designated by mutual agreement between the parties' respective certified public accountants Amounts, if any, determined to be owing by the Arbiter shall bear interest at the rate of eight (8%) percent per annum from the date the amounts should originally have been paid. The Arbiter shall otherwise conduct the arbitration under such procedures as the parties may agree or, failing such agreement, under the applicable Commercial Arbitration Rules of the American Arbitration Association. The fees and expenses of the arbitration and the Arbiter incurred in connection with the arbitration shall be allocated between the parties by the Arbiter in proportion to the extent either party did not prevail on items in dispute; provided that such fees and expenses shall not include, so long as a party complies with the procedures of this Section 3.7, the other party's outside counsel or accounting fees. All determinations by the Arbiter shall be final, binding and conclusive with respect to (a) amounts owing to the Seller for the period(s) in dispute, including interest thereon, and (b) the allocation of arbitration fees and expenses. Judgment upon the award rendered by the Arbiter may be entered in any court having jurisdiction thereof.

   IV. SECURITY

         4.1. Security Agreement. As security for the obligations of the Buyer pursuant to the Note and pursuant to Article III hereof, including any Deferred Payment Notes delivered thereunder, and in order to secure the Buyer's obligation to fund the cash component of the Base Purchase Price, the Buyer shall execute and deliver to the Seller at the Closing a security agreement in the form of Exhibit C (the "Security Agreement"), granting to the Seller a security interest in the Domestic Trademarks and the formulae constituting a part of the Assets. The Buyer hereby agrees to execute and deliver from time to time, upon the written request of the Seller, financing statements and amendments thereto, a Trademark Security Agreement for filing with the United States Patent and Trademark Office, and such other documents necessary to reflect the security interest granted by the Security Agreement.

       V. CLOSING

         5.1. Time and Place. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, 555 Fifth Avenue, New York, New York 10017 on December 31, 1995, or as soon thereafter as all of the conditions in Article IX shall have been satisfied or waived. The Closing may occur at such different place and/or such different date as the Seller and the Buyer shall agree in writing.

           5.2. Deliveries at the Closing by the Seller. At the Closing, the Seller shall, on the terms and subject to the conditions of this Agreement, transfer to the Buyer, or cause to be transferred to the Buyer, all of its (or its affiliates') right, title and interest in and to the Assets by delivering to the Buyer the following instruments, which shall be in form and substance reasonably satisfactory to the Buyer and its counsel:

          (a) a Bill of Sale;

          (b) Trademark Assignments in the form of Schedule 5.2(b) for recording the assignment of the Domestic Trademarks listed on
Schedule 1.1(a) in the United States Patent and Trademark Office, and an Omnibus Trademark Assignment relating to the assignment of the Foreign Trademarks;

         (c)   the formula and Standard Processing
Instructions for each of the Products;

         (d) that certain letter agreement of even date relating to minimum sale requirements during the six month period ended June 30, 1996; and

         (e) such other instruments of conveyance and transfer as may be appropriate to vest all of the Seller's right, title and interest in and to the Assets (other than the Inventory) in the Buyer.

      In addition, at the Closing the Seller shall deliver, or cause to be delivered, to the Buyer the document referred to in Section 9.1(c).

         5.3.  Deliveries at the Closing by the Buyer.  The
Buyer shall, on the terms and subject to the conditions of this Agreement, initiate a wire to the Seller's designated bank account prior to the close of business on January 2, 1996 the cash element of the Base Purchase Price. In addition, the Buyer shall, at the Closing, deliver to the Seller:

          (a)  the Note;

          (b)  the Security Agreement and such other
documents as shall be reasonably requested by the Seller to perfect its security interest in the Assets;

          (c) an instrument of Assumption with respect to the agreement listed on Schedule 1.1(e) (the "Assumption Agreement"); and

          (d) that certain letter agreement of even date relating to minimum sale requirements during the six month period ended June 30, 1996.

      In addition, at the Closing the Buyer shall deliver, or cause to be delivered, to the Seller, the document referred to in Section 9.2(c).

      VI. REPRESENTATIONS AND WARRANTIES

         6.1.  Representations and Warranties of the Seller.
The Seller represents and warrants to the Buyer as follows:

         (a) Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power to enter into this Agreement and perform its obligations hereunder.

         (b) Authorization of Agreement. The Seller has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.
This Agreement has been duly and validly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

           (c)    Effect of Agreement.  The execution,
   delivery and performance of this Agreement by the Seller and consummation of the transactions contemplated hereby will not, with or without the giving of notice, or the lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Seller is subject, (ii) violate any judgment, order, writ or decree of any court applicable to the Seller, or (iii) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets pursuant to any corporate charter, by-law, commitment, contract or other agreement or instrument to which the Seller is a party or by which any of the Assets is or may be bound or affected.

            (d)  Consents.  No consent, authorization or
   approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Seller of this Agreement or any of the instruments or agreements herein referred to or the taking of any action herein contemplated.

            (e) No Liens or Encumbrances. Subject to the provisions of Section 1.4, the Seller has, and at the Closing (or, in the case of the Inventory, at such time as provided in Section 1.1 hereof and in the case of the molds, including replacement molds, if any, at such time as provided in Section 1.5 hereof) will deliver to the Buyer, good and marketable title to the Assets, free and clear of all mortgages, claims, liens, charges and encumbrances, except (i) the lien for taxes not yet due and payable or being contested in good faith by appropriate proceedings and (ii) such imperfections of title and encumbrances, if any, which do not materially detract from the value, or interfere with the use, of the Assets. Subject to the provisions of Sections 1.4 and 1.5, the Seller does not know of any liens, encumbrances or imperfections of title relating to the Assets.

              (f)  Intellectual Property.  Except as set
 forth on Schedule 6.1(f), and except as to the Protein 21 Mark, as to which no representations or warranties are being made, the Seller owns or possesses adequate licenses or other valid rights to use all Domestic Trademarks and trade dress and formulae relating solely and exclusively to the Domestic Product Line and all of such rights are included in the Assets being transferred herewith and there are no other trademarks or trade names, trade name rights or service marks used by the Seller in connection with the Domestic Product Line, except for the "Colgate Names" (as defined in Section 8.2). Except as set forth on Schedule 6.1(f), the validity of such items and the title thereto of the Seller have not been questioned in any litigation or governmental inquiry or proceeding to which the Seller or, to the Seller's knowledge, any predecessor, is or was a party, and, to the knowledge of the Seller, no such litigation, governmental inquiry or proceeding is threatened. Except as to the Protein 21 Mark, as to which no representations or warranties are being made, the conduct of the business of the Seller with respect to the Domestic Product Line as presently conducted does not conflict with valid licenses, trademarks, trademark rights, trade names, trade name rights, service marks or patents of others in any way likely to affect adversely, in any material respect, the manufacture or distribution of the Domestic Product Line.

          (g)  Domestic Trademarks.  Schedule 1.1(a)
 contains a true and complete list of all of the Domestic Trademarks, including for each registered trademark, the application or registration number, filing or registration and expiration date, mark, and class. Except as to the Protein 21 Mark, as to which no representations or warranties are being made, the Domestic Trademarks do not infringe the trademarks of any person. Except as set forth on Schedule 6.1(g), and except as to the Protein 21 Mark, as to which no representations or warranties are being made, the Seller (i) has not granted rights to any other person with respect to the Domestic Trademarks, (ii) has no knowledge of any claim of use by any other person of the Domestic Trademarks, (iii) has no knowledge of any rights of any person which would adversely affect the right of the Buyer to use the Domestic Trademarks, (iv) does not use any variants of the Domestic Trademarks in the United States that are confusingly similar to or likely to cause confusion with the Domestic Trademarks, (v) does not use the Domestic Trademarks in the United States by consent or agreement with any person and (vi) does not know of any claims or demands which have been asserted by any person pertaining to the Domestic Trademarks and to the Seller's knowledge, the Domestic Trademarks are not being infringed by any person.

          (h) Foreign Trademarks. Schedule 1.1(b) contains a true and complete list of all of the Foreign Trademarks, including for each registered trademark, the application or registration number, filing or registration and expiration date, mark, and class. The Seller has not granted rights to any other person with respect to the Foreign Trademarks. To the Seller's knowledge, Schedule 1.1(b) contains a complete list of all consent decrees to which the Foreign Trademarks are subject. The Seller does not currently, and has not during the past two years, manufactured any Products under the Foreign Trademarks and the Seller does not own any other assets relating solely and exclusively to the Foreign Trademarks which are not included in the Assets.

            (i)     Permits, Licenses, etc.  Except as set
forth on Schedule 6.1(i), (i) no permits, licenses, orders or approvals of Federal, state, local or foreign governmental or regulatory bodies are required in order to permit the manufacture or distribution of the Domestic
Product Line as currently manufactured and distributed by the Seller and (ii) the manufacture and distribution of the Domestic Product Line as currently manufactured and distributed by the Seller does not violate or infringe any Federal, state, local or foreign laws, statutes, ordinances or regulations, the enforcement of which would materially adversely affect the Domestic Product Line.

            (j)     Litigation.  Except as set forth on
 Schedule 6.1(j), there is no claim, action, suit, proceeding, arbitration, or to the knowledge of the Seller, investigation or inquiry, pending before any Federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or, to the Seller's knowledge, threatened, against, relating to or affecting the Domestic Product Line or the transactions contemplated by this Agreement. During the past five (5) years, there have been no recalls with respect to the Products as a result of safety concerns or noncompliance with applicable law or otherwise. There is not currently pending any unresolved customer dispute which, if adversely determined, could have a material adverse effect on future sales of any of the Products which constitute the Domestic Product Line.

           (k) Trade Secrets; Confidential Information.
 Except as set forth on Schedule 6.1(k), to the knowledge of the Seller, the Domestic Product Line does not make use of any confidential information or trade secrets of any third person.

          (l)  Bulk Sale.  The Assets are not a major
 portion of the materials, supplies, merchandise and other inventory of the Seller, and the transfer of the Assets will not constitute a "bulk sale", as such term is defined in the Uniform Commercial Code of the State of New Jersey.

            (m)     Financial Statements.  Attached as
Schedule 6.1(m) is a capsulized statement reflecting "Net
Sales" and "Operating Contribution" (as those terms are defined in Schedule 6.1(m)) for each of the Products in the Domestic Product Line for the year ended December 31, 1994.
"Net Sales" do not include intercompany sales, as well as internal sales at the Seller's company stores or otherwise.
Schedule 6.1(m) was accurately prepared in all material respects from the books and records of the Seller in accordance with the internal accounting practices of the Seller and was used in the preparation of the consolidated accounts of the Seller and its affiliates.

      (n) Inventory.  At the end of the Transition Period
(i) the level of finished goods included in the Inventory will be equal to the greater of (1) two months, coverage based upon the Seller's sales of the Products during the comparable period last year, or (2) the level of finished goods as at October 31, 1995 as reflected on Schedule 6.1(n) and (ii) the level of raw and packaging material included in the Inventory will be sufficient for one and one-half month's coverage, based on the Seller's sales of the Products during the comparable period last year ("Minimum Guaranteed Quantity"). At the end of the Transition Period, the Minimum Guaranteed Quantity (x) which consists of finished Product will (A) be non-obsolete, (B) comply with any warranty customarily given to customers with respect to this Inventory and (C) be good and salable and of same type and product dress (exclusive of the "Colgate Names", as defined in Section 8.2) as then being generally marketed and distributed and of generally acceptable quality and meet manufacturing specifications and (y) which consists of work-in-process, raw and packaging material will be nonobsolete and capable generally of being processed at ordinary costs and by ordinary procedures into finished goods that will be in good merchantable condition.

         (o)   Sales Data.  The Seller has delivered to the
Buyer the sales data identified in and attached to that certain letter dated December 20, 1995 from the Seller and CP to the Buyer. Case volume in such sales data includes inter-company sales as well as internal sales to the Seller's company stores or otherwise. All of such sales data was, as of their respective dates, true and correct in all material respects, and the Seller has no reason to believe that there will be a material decrease during the first eleven months of 1996 in total sales of the Domestic
Product Line compared with the first eleven months of 1995 as same is reflected in such sales data. Additionally, the Seller is not aware, with respect to any of the Products which constitute the Domestic Product Line, that any of the top fifteen (15) customers identified in such sales data
(exclusive of affiliates) with respect to each Product intends to discontinue carrying such Product or materially decrease its orders therefor.

          (p) Condition of Equipment. The molds set forth on Schedule 1.1(g) (or the replacement molds to be delivered pursuant to Section hereof) are suitable for the purposes for which they are presently being used. Except for the molds, none of the equipment required for the production of the Products constitutes either specialized equipment not available commercially or commercially available equipment for which substantial customization or modification is required for such production.

         (q)   No Misrepresentations.  Neither this
Agreement nor any agreement entered into in connection with the transactions contemplated by this Agreement nor any document delivered hereunder or thereunder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         6.2.  Representations and Warranties of the Buyer.
The Buyer represents and warrants to the Seller as follows:

         (a) Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power to enter into this Agreement and perform its obligations hereunder.

         (b) Authorization of Agreement. The Buyer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.
This Agreement has been duly and validly authorized, executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors, rights generally.

           (c) Effect of Agreement. The execution, delivery and performance of this Agreement by the Buyer and consummation of the transactions contemplated hereby will not, with or without the giving of notice, or the lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Buyer is subject, (ii) violate any judgment, order, writ or decree of any court applicable to the Buyer, or (iii) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any by-law, commitment, contract or other agreement or instrument to which the Buyer is a party or by which any of the property is or may be bound or affected.

           (d) Consents. No consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Buyer of the Agreement or any of the instruments or agreements herein referred to or the taking of any action herein contemplated.

          (e) SEC Documents; Financial Statements. The Buyer has filed all reports, schedules, forms, statements and other documents required to filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including material filed pursuant to section 13(a) or 15(d) (all of the foregoing filed prior to the date hereof being hereinafter referred to herein as the "SEC Documents"). The Buyer has delivered or made available to the Seller true and complete copies of the SEC Documents (other than documents incorporated by reference therein but not filed therewith) filed the SEC since January 1, 1995. As of their respective dated, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial statements of the Buyer included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (I) as may be otherwise indicate in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Buyer as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statement, to normal year-end audit adjustments).

         (f)   No Misrepresentations.  Neither this
Agreement nor any other agreement entered into in connection with the transactions contemplated by this Agreement nor any document delivered hereunder or thereunder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

      VII.     COVENANTS PRIOR TO THE CLOSING

         7.1. Covenants of the Seller. Between the date of this Agreement and the Closing, the Seller will:

         (a) Access to Information. Give to the Buyer and its counsel, accountants and other representatives, reasonable access, during normal business hours and upon reasonable notice, to all of its properties, books, accounts, contracts, commitments and records directly relating to the Domestic Product Line and furnish to the Buyer all such information directly relating to the Domestic Product Line as the Buyer may reasonably request; provided, however, that the Buyer shall, and shall cause its representatives to comply with the terms and provisions of that certain Confidentiality Agreement, dated August 23, 1995, between the Buyer and the Colgate-Palmolive Company; and provided, further that if the transactions herein provided for are not consummated as contemplated herein, the Buyer shall, and shall cause its representatives to, return to the Seller all such written data as the Seller may reasonably request and destroy all other written and electronically stored data in accordance with the provisions of the Confidentiality Agreement.

         (b) Conduct of Business. Use reasonable best efforts to preserve the Domestic Trademarks and the goodwill associated therewith and conduct the business and operations relative to the Domestic Product Line in all material respects in the ordinary course and in a manner consistent with past practices.

         7.2.  Fulfillment of Conditions.  Each of the
Seller and the Buyer shall take all commercially reasonable actions within its control to fulfill, as soon as practicable, the conditions set forth in Article IX.

      VIII.    ADDITIONAL COVENANTS OF THE PARTIES

         8.1. Further Documents. The Seller shall execute, deliver and acknowledge all such further documents and instruments of transfer and conveyance in such jurisdictions, and do and perform all such acts and other things as the Buyer may reasonably request, to vest in the Buyer title to, and to put the Buyer in possession of, the Assets. Upon the request of the Buyer, the Seller agrees promptly to prepare at its expense all country assignment documents and powers of attorney for delivery to Buyer for recordal of the various Foreign Trademarks. The Buyer will record the trademark assignment documents in the United
States Patent and Trademark Office and, if and when it so determines, in all such other applicable foreign government offices. The Seller shall bear all of the fees and expenses related to such recordal of assignments in the United States Patent and Trademark Office and the Buyer shall bear all of the fees and expenses related to such recordal of assignments in such other applicable foreign government offices.

         8.2. License of Trade Names. (a) Effective as of the Closing, the Seller grants to the Buyer the non-assignable right and license to use in the United States only the trade name "The Mennen Co." and the trademarks
"Mennen" and "Baby Magic" (collectively the "Mennen Names") solely in connection with the distribution and sale of Inventory bearing such trade name or trademarks
(collectively, the "Mennen Inventory"). Such license shall terminate immediately upon the sale of the last of such Mennen Inventory. Except as expressly provided in this
Section 8.2, the Buyer shall have no rights whatsoever in and to the Mennen Names.

         (b) During the Transition Period, the Buyer shall use commercially reasonable efforts to cause the Mennen
Inventory and the advertising used therefor to be of comparable quality with those similar products and advertising therefor which were manufactured, distributed, marketed and sold by the Seller as of the date of this Agreement and the Buyer shall use commercially reasonable efforts to cause such quality to be maintained on a consistent basis.

           (c) The Buyer will not in any manner represent that it owns the Mennen Names, and hereby acknowledges that its use of the Mennen Names shall not create any right, title or interest in or to the Mennen Names, but that all such use shall inure to the benefit of the Seller.

         (d) Upon the termination of the license granted by this Section 8.2, the Buyer shall immediately discontinue the production, distribution and use of promotional materials, advertising and any other materials) which utilize the Mennen Names.

          8.3. [intentionally deleted]

          8.4. Exploitation of Other Territories.  The
Seller agrees that it will not register any marks which are identical or substantially similar to the Trademarks, other than Stretch Mark, in any foreign countries not listed on
Schedule 1.3 in connection with the exploitation of personal, body or hair care products by or on behalf of the Seller or any of its affiliates.

         8.5. Transfer Taxes. The Seller agrees to pay all sales, transfer, use and other similar taxes payable in connection with the transfer of the Assets to the Buyer; provided, however, that if the Buyer fails to deliver prior to or at the time of delivery of the Inventory properly executed resale exemption certificates containing the requisite tax registration numbers for the Inventory and in form and substance satisfactory to the Seller, then the Buyer shall pay and be liable for all sales taxes (including interest thereon or additions thereto) imposed on the sale of that portion of the Inventory for which resale exemption certificates were not delivered.

         8.6. Limited Non-Compete. For a period of two (2) years following the Closing, neither the Seller nor CP nor any of their respective subsidiaries will market in the United States an anti-fungal foot powder product similar to Quinsana; provided that the foregoing agreement shall not apply in the event the Seller or CP or any of their respective subsidiaries acquires or is acquired by an existing business which includes an anti-fungal foot powder product which is marketed in the United States.

          8.7. Brokerage Relationship. The Seller will use its best efforts (provided same requires no financial commitment) to assist the Buyer in arranging for those brokers currently selling one or more Products on behalf of the Seller to continue to do so after the Closing for the benefit of the Buyer. In that regard, to the extent any such arrangement might otherwise cause a conflict for such broker with an existing agreement, policy or practice of the Seller, the Seller shall waive same.

         8.8. Customers. As soon as reasonably possible after the Closing, the Seller shall deliver to the Buyer the customer list referred to in Section 1.1(e). Such customer list shall contain those parties having purchased Products from the Seller during the twelve (12) months prior to the Closing, regardless of quantity or frequency, and shall be true, correct and complete in all material respects.

       IX. CONDITIONS TO CLOSING

         9.1.  Conditions Precedent to the Buyer's
Obligations. The performance of the obligations of the Buyer hereunder is subject, at the election of the Buyer, to the fulfillment on or prior to the Closing of the following conditions:

         (a)   Representations and Warranties.  The
representations and warranties of the Seller contained herein or made pursuant hereto shall be true and correct in all material respects as of and at the Closing with the same effect as though made on such date, except for changes permitted by this Agreement.

         (b) Performance of this Agreement. The Seller shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing.

         (c) Certificate of Seller. The Buyer shall have received a certificate signed by an executive officer of the Seller dated as of the Closing certifying that the conditions set forth in Sections 9.1(a) and 9.1(b) have been fully satisfied.

         (d) Absence of Proceedings. No suit, action, investigation or other proceeding shall be pending before any court or governmental or regulatory agency or authority, nor shall any such suit, action, investigation or other proceeding have been threatened, which seeks (or, in the case of an investigation, may lead to a suit, action or proceeding which seeks) to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which questions the validity or legality of such transactions.

         9.2.  Conditions Precedent to the Seller's
Obligations. The performance of the obligations of the Seller hereunder is subject, at the election of the Seller, to the fulfillment on or prior to the Closing of the following conditions:

         (a)   Representations and Warranties.  The
representations and warranties of the Buyer contained herein or made pursuant hereto shall be true and correct in all material respects as of and at the Closing with the same effect as though made on such date, except for changes permitted by this Agreement.

         (b) Performance of this Agreement. The Buyer shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing.

         (c) Certificate of Buyer. The Seller shall have received a certificate signed by an executive officer of the Buyer dated as of the Closing certifying that the conditions set forth in Sections 9.2(a) and 9.2(b) have been fully satisfied.

         (d) Absence of Proceedings No suit, action, investigation or other proceeding shall be pending before any court or governmental or regulatory agency or authority, nor shall any such suit, action, investigation or other proceeding have been threatened, which seeks (or, in the case of an investigation, may lead to a suit, action or proceeding which seeks) to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which questions the validity or legality of such transactions.

       X. INDEMNIFICATION

         10.1. Indemnification. Each party agrees to indemnify, defend and hold harmless the other party, its affiliates and their respective officers, directors, employees and agents from and against, or pay and reimburse, any and all loss, liability, damage, deficiency, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements incurred in enforcing its rights hereunder) (collectively, "Loss") arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of such party contained in this Agreement, whether in respect of a third party action or otherwise. Additionally, the Seller agrees to indemnify, defend and hold the Buyer, its affiliates and their respective officers, directors, employees and agents, harmless from and against, or pay and reimburse, any and all Loss arising in connection with the ownership or use of the Assets (including, without limitation, any Loss attributable to product liability or warranty claims), or resulting from or arising out of any liability or obligation of the Seller or any of its affiliates, prior to the date of the Closing (except to the extent of the contractual liability expressly being assumed by the Buyer hereunder), whether in respect of a third-party action or otherwise, and the Buyer agrees to indemnify, defend and hold the Seller, its affiliates and their respective officers, directors, employees and agents, harmless from and against, or pay and reimburse, any and all Loss arising in connection with the ownership or use of the Assets (including, without limitation, any Loss attributable to product liability or warranty claims), or resulting from or arising out of any liability or obligation of the Buyer, on or after the date of the Closing, whether in respect of a third-party action or otherwise. Promptly after receipt by a party of notice of any claim or the commencement of any action or proceeding, such party will, if a claim with respect thereto is to be made against the other party obligated to provide indemnification (the "Indemnifying Party") pursuant to this Article X, give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. The Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability. If the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the other party in writing of its intention to do so and unconditionally acknowledge in such notice its obligation to fully indemnify such party, and the party seeking indemnification shall cooperate fully with the Indemnifying Party and its counsel in the prompt compromise of, or defense against, any such asserted liability. In any event, the party being indemnified shall have the right at its own expense to participate in the defense of such asserted liability. If the Indemnifying Party does not promptly acknowledge its obligation to indemnify and assume the defense of any such asserted liability, the other party may defend against such asserted liability in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving written notice of the same to the Indemnifying Party, on such terms as the other party may deem appropriate, and the Indemnifying Party shall have the right, at its own expense, to participate in the defense of such asserted liability. If the Indemnifying party thereafter seeks to question the manner in which the other party defended such asserted liability or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove that the conduct of the other party in the defense and/or settlement of such asserted liability constituted gross negligence or willful misconduct.
Anything in this Agreement to the contrary notwithstanding, the Seller's liability and indemnification obligation to the Buyer with respect to the Inventory shall not include any loss, liability, damage, deficiency, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) resulting from the adulteration of the Inventory caused after delivery to the Buyer, the Buyer's improper storage or handling of the Inventory, improper actions or misrepresentations of the Buyer in connection with the sale or any subsequent resale of the Inventory, or any use of the Inventory by any person for other than the intended use thereof based upon the Buyer's representation thereof.

         10.2. Limitation on Indemnification. The foregoing provisions of this Article X notwithstanding, the Buyer shall not make any claim for indemnity hereunder for any Loss (other than Loss in respect of a breach of the representations contained in Section 6.1(n)) arising out of or in connection with a breach by the Seller of its representations and warranties herein until the claims asserted by the Buyer under this Agreement and under the CP Acquisition Agreement aggregate an amount equal to or in excess of $120,000 (the "Damages Threshold"); provided that if such claims equal or exceed the Damages Threshold, the Buyer may include, as part of its claim, the full amount of such claims, not merely the amount in excess of the Damages Threshold; provided, however, that the Buyer shall not be entitled to recover from the Seller any Loss (including any Loss in respect of a breach of the representation contained in Section 6.1(n)) in respect of the foregoing claims to the extent such claims exceed, when aggregated with all claims under the CP Acquisition Agreement, $12,000,000. The dollar limitations contained in the previous sentence shall not apply to claims for breaches of the respective parties, covenants and agreements contained herein including Section 10.1.

          10.3. Limited Right of Offset. The Buyer shall not have the right to satisfy any Loss hereunder by seeking to offset such Loss against (i) payments owing to the Seller under the Note or (ii) payments owing to CP under the Note, as defined in Section 2.3 of the CP Acquisition Agreement. The Buyer shall have the right to satisfy any Loss hereunder by seeking to offset such Loss against Deferred Payments owing to the Seller pursuant to Article III hereof, including payments owing under any Deferred Payment Note.

         10.4. Exclusive Remedy. The indemnification provisions of this Article X shall be the exclusive remedy of the parties following the Closing for any breaches or alleged breaches of any representation or warranty contained herein.

      XI. TERMINATION

         11.1. Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing only as follows:

         (a)   By mutual consent of the Buyer and the Seller.

         (b) By either the Buyer or the Seller if the Closing shall not have occurred on or before December 31, 1995, or such other date, if any, as the Buyer and the Seller shall agree upon.

          11.2.     Manner and Effect of Termination.

         (a)   Termination of Obligations.  If this
Agreement is terminated pursuant to Section 11.1 hereof without fault of either party or breach of this Agreement, all obligations of the Seller and the Buyer hereunder shall terminate, without liability of the Seller to the Buyer or of the Buyer to the Seller. In such event, each party hereto shall pay all legal and other costs and expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby.

         (b) Rights upon Breach or Default. Nothing in this Section shall impair or restrict the rights of either party to any and all remedies at law or in equity in the event of a breach of or default under this Agreement.

      XII.     MISCELLANEOUS

         12.1. Further Assurances. The parties shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         12.2. Finders Fees. Each party (a) represents and warrants that it has not taken and will not take any action which would cause the other party to have any obligation or liability to any person for finders' fees, brokerage fees, agents, commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and (b) agrees to indemnify and hold the other party harmless for any loss, liability, cost or expense (including, without limitation, legal expenses) arising out of the breach or inaccuracy of the foregoing representation and warranty.

         12.3. Expenses. Each party shall pay the fees and expenses of its respective counsel, accountants and agents and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

         12.4. Survival of Representations and Warranties.
The representations and warranties contained herein or in any instrument or document delivered or to be delivered pursuant hereto shall survive until April 30, 1997; provided that the representation and warranty of the Seller set forth in Section 6.1(e) relating solely to good and marketable title shall survive for a period of six years following the Closing.

          12.5.     Notices.  All notices and other
 communications required or permitted to be given under this Agreement ("Communications") shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, return receipt requested, or by overnight courier for next day delivery, to the parties at their respective addresses set forth below or to such other or additional address as either party shall hereafter specify by Communication to the other, or by telecopier to the parties at their respective telecopier numbers set forth below or to such other or additional numbers as either party shall hereafter specify by Communication to the other party:

 If to the Seller to:           The Mennen Company
                                c/o Colgate-Palmolive Company
                                300 Park Avenue
                                New York, New York 10022-7499
                                Telecopier No.: (212) 326-7954
                                Attn: Andrew Hendry, Esq.

with a copy to:                 Warshaw Burstein Cohen
                                Schlesinger & Kuh, LLP
                                555 Fifth Avenue
                                New York, New York 10017
                                Telecopier No.: (212) 972-915O
                                Attn: Phillip England, Esq.

If to the Buyer to:             The Stephan Co.
                                1850 West McNab Road
                                Ft. Lauderdale, Florida 33309
                                Telecopier No.: (30S) 971-9903
                                Attn: Mr. Frank Ferola, Sr.
                                Chairman, President and CEO

with a copy to:                 Hertzog, Calamari and Gleason
                                100 Park Avenue
                                New York, New York 10016
                                Telecopier No.: (212) 213-1199
                                Attn: Stephen Connoni, Esq.

       Notice of change of address or telecopier number shall be deemed given when actually received or upon refusal to accept delivery thereof; all other
 Communications shall be deemed to have been given and received on the earliest of: (a) when actually received or upon refusal to accept delivery thereof, (b) on the date when delivered personally or sent by telecopier, (c) one
 (1) business day after sending by recognized overnight courier, or (d) four (4) business days after mailing, as aforesaid.

           12.6.    Publicity and Disclosures.  Except as
required by law, no press release or other public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made without the prior mutual written consent of the Buyer and the Seller;
provided that if a party is required by law to publicly disclose this Agreement, then it shall first give the other party written notice thereof and an opportunity to comment on such proposed disclosure.

         12.7. Assignment. Neither the Seller nor the Buyer shall have the right, on or prior to the Closing, to assign this Agreement nor any of their respective rights hereunder without the prior written consent of the other.

         12.8. Binding Effect; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to or shall (a) confer on any person other than the parties, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties partners or participants in a joint venture.



         12.9. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party may, by an instrument in writing, waive compliance by any other party with any term or provision of this Agreement on the part of such other party to be performed or complied with :
The waiver by a party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         12.10.     Governing Law.  This Agreement shall be
construed and governed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

          12.11. Consent to Jurisdiction. (a) With respect to any action commenced by the Seller against the Buyer hereunder or under any other document, including any note, delivered pursuant to this Agreement, the Buyer (i) consents and submits to the jurisdiction of the Courts of the State of New York or of the Courts of the United States of America for the Southern District of New York for all purposes of this Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation and liability arising under or by reason of this Agreement and (ii) consents and submits to the venue of such action or proceeding in the City and County of New York (or such judicial district of a Court of the United States as shall include the same).

         (b) With respect to any action commenced by the Buyer against the Seller hereunder or under any other document, including any note, delivered pursuant to this Agreement, the Seller (i) consents and submits to the jurisdiction of the Courts of the State of Florida or of the Courts of the United States of America for the Southern District of Florida for all purposes of this Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation and liability arising under or by reason of this Agreement and (ii) consents and submits to the venue of such action or proceeding in the City and County of Broward (or such judicial district of a Court of the United States as shall include the same).

         12.12. Separability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         12.13.     Counterparts.  This Agreement may be
executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.






      IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be signed in their respective names by one of their officers thereunto duly authorized, as of the date first above written.

                              THE MENNEN COMPANY

                             By:_________________
                                 Donald A. Schindel,
                                 Vice President



                            THE STEPHAN CO.

                            By:_______________
                                Frank Ferola, Sr.
                                President and CEO











                     SINGLE PAYMENT NOTE


$4,050,000                                           New York, New York
                                                     January 2, 1996



A. GENERAL; TERMS OF PAYMENT

      1.  FOR VALUE RECEIVED, the undersigned, THE STEPHAN
CO., a corporation organized under the laws of the State of Florida (the "Maker"), promises to pay to the order of THE
MENNEN COMPANY (the "Payee"), at its office at Hanover
Avenue, Morristown, New Jersey 07962 or at such other place as may be designated by the holder hereof in writing, the principal sum of FOUR MILLION FIFTY THOUSAND ($4,050,000)
DOLLARS in one installment on January 2, 2001.

       Interest shall accrue on the unpaid principal amount of this Note from time to time outstanding at the rate of 8% per annum. Except as otherwise provided in Section 2 below, all accrued interest shall be payable semiannually in arrears on the last day of June and December and at maturity (whether by acceleration or otherwise).

       2. Prepayment. The Maker shall have the right to prepay this Note in whole at any time or in part from time to time, without penalty or premium, provided that on each prepayment the Maker shall pay accrued interest on the principal amount so prepaid to the date of such prepayment; provided that if this Note is prepaid in whole at any time prior to June 30, 1996, no interest shall be due for the semi-annual period ending June 30, 1996.

       3. Manner of Payment. All payments by the Maker on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds by wire transfer to an account designated by the holder of this Note.

 B. EVENTS OF DEFAULT

       If any of the following conditions or events ("Events of Default") shall occur and be continuing:

         (a) the Maker shall default in the payment of principal on this Note when the same becomes due and payable, whether at maturity or by acceleration or otherwise; or

         (b) the Maker shall default in the payment of any interest on this Note when the same becomes due and payable and such default shall continue more than 10 days; or

         (c) there shall occur any one or more "defaults" under the Security Agreement (as defined below);

then, and in any such event, the Payee may at any time (unless all defaults shall theretofore have been remedied) at its option, declare this Note to be due and payable, whereupon this Note shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived.

C. SECURITY INTEREST

      This Note is secured by a security interest in certain assets of the Maker granted pursuant to that certain
Security Agreement dated as of December 1995 between the Maker and the Payee.

D. MISCELLANEOUS

      1. No Waiver; Rights and Remedies Cumulative. No failure on the part of the holder of this Note to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the holder of this Note of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Maker and the Payee.

      2. Costs and Expenses. The Maker shall reimburse the holder of this Note for all costs and expenses incurred by it and shall pay the reasonable fees and disbursements of counsel to the holder of this Note in connection with the enforcement of the holder's rights hereunder.

       3. Amendments. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Maker therefrom shall be effective unless the same shall be in writing and signed by the holder of this Note and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      4. Construction. This Note shall be governed by the laws of the State of New York, without giving effect to its choice of law principles.

      5. Successors and Assigns. This Note shall be binding upon the Maker and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and assigns, including subsequent holders hereof.

       6. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

       7. Waiver of Notice. The Maker hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance., performance, default or enforcement of this Note.

       8.   No Right of Set-off.  In the event the holder
hereof seeks to enforce its rights under this Note, the
Maker waives the   right to interpose any set-off or
counterclaim of any nature or description against the holder.


                            THE STEPHAN CO.

                            By:____________________
                               Frank Ferola, Sr.,
                               President and CEO
                               1850 West McNab Road
                               Ft. Lauderdale, Florida 33309








                    DEFERRED PAYMENT NOTE




$________________                        New York, New York

Dated:____________



A. GENERAL TERMS OF PAYMENT

        1.     FOR VALUE RECEIVED, the undersigned, THE
STEPHAN CO., a corporation organized under the laws of the State of Florida (the "Maker"), promises to pay to THE
MENNEN COMPANY (the "Payee"), at its office at Hanover
Avenue, Morristown, New Jersey 07962 or at such other place as may be designated by the holder hereof in writing, the principal sum of_____________________
($__________________________)
DOLLARS in one installment on_____________________.

      Interest shall accrue on the unpaid principal amount of this Note from time to time at the base rate of Citibank, N.A., New York, New York in effect from time to time.
Except as otherwise provided in Section 2 below, all accrued interest shall be payable semi-annually in arrears on the last day of June and December and at maturity (whether by acceleration or otherwise).

      2. Prepayment. The principal amount hereof may be prepaid in whole, but not in part, without penalty or premium, together with interest, if any, accrued but unpaid thereon to the date of payment.

      3. Manner of Payment. All payments by the Maker on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds by wire transfer to an account designated by the holder of this Note.

B. EVENTS OF DEFAULT

      If any of the following conditions or events ("Events of Default") shall occur and be continuing:

           (a) the Maker shall default in the payment of principal on this Note when the same becomes due and payable, whether at maturity or by acceleration or otherwise; or

         (b) the Maker shall default in the payment of any interest on this Note when the same becomes due and payable and such default shall continue more than 10 days; or

           (c) there shall occur any one or more "defaults" under the Security Agreement (as defined below); then, and in any such event, the Payee may at any time (unless all defaults shall theretofore have been remedied) at its option, declare this Note to be due and payable, whereupon this Note shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived.

C. SECURITY INTEREST

      This Note is secured by a security interest in certain assets of the Maker granted pursuant to that certain
Security Agreement dated as of December 31, 1995 between the Maker and the Payee.

D. MISCELLANEOUS

      1. No Waiver; Rights and Remedies Cumulative. No failure on the part of the holder of this Note to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the holder of this Note of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Maker and the Payee.

      2. Costs and expenses. The Maker shall reimburse the holder of this Note for all costs and expenses incurred by it and shall pay the reasonable fees and disbursements of counsel to the holder of this Note in connection with the enforcement of the holder's rights hereunder.

      3. Amendments. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Maker therefrom shall be effective unless the same shall be in writing and signed by the holder of this Note and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      4. Construction. This Note shall be governed by the laws of the State of New York, without giving effect to its choice of law principles.

      5. Successors and Assigns. This Note may not be assigned by the Payee without the prior written consent of the Maker. This Note shall be binding upon the Maker and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns, including subsequent holders hereof.

       6. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or in part unenforceable in whole or in any Jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other Jurisdiction or any other provision of this Note in any jurisdiction.

      7. Waiver of Notice. The Maker hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. In the event the Payee seeks to enforce its rights under this Note, the Maker shall not be precluded from interposing any set-off or counterclaim of any nature or description against the Payee.


                            THE STEPHAN CO.

                            By:______________________
                               Frank Ferola, Sr.,
                               President and CEO
                               1850 West McNab Road
                               Ft. Lauderdale, Florida 33309



Exhibit 10.3








                  COLGATE-PALMOLIVE COMPANY
                       300 Park Avenue
                  New York, New York 10022


                      December 31, 1995

The Stephan Co.
1850 McNab Road
Ft. Lauderdale, Florida 33309

Attn:   Mr. Frank Ferola, Sr.,
        President and CEO

        Re: Acquisition Agreement dated as of December 31,
        1995 between Colgate-Palmolive Company ("CP") and
        The Stephan Co. (the "Buyer")(the "CP Acquisition
        Agreement") and Acquisition Agreement dated as of December 31, 1995 between The Mennen Company
        ("Mennen"; together with CP, the "Companies") and the Buyer (the "Mennen Acquisition Agreement" and together with the CP Acquisition Agreement, the "Acquisition Agreements")

Gentlemen:



     Reference is made to the Acquisition Agreements.
Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Acquisition
Agreements, unless otherwise specified.

      By this letter, the undersigned hereby agree as follows:

     (a) Minimum Sales. The Companies represent, covenant and agree that during the six month period ended June 30, 1996 ("Warranty Period") (i) subject to clause (d) hereof, the sum of the aggregate "Net Sales" (as hereinafter defined) of the Domestic Product Line under the Mennen Acquisition Agreement and the Domestic Product Line under the CP Acquisition Agreement (collectively, the "Domestic Product Lines") shall not be less than ninety-seven (97%) percent of the Companies' aggregate Net Sales of the Domestic Product Lines for the six month period ended June 30, 1995 (the "Aggregate Net Sales Minimum"), and (b) the Net Sales of each of Balm Barr, Stretch Mark, Quinsana and Wildroot in the United States shall not decrease by more than thirty (30%) percent from their respective level of Net Sales for the six month period ended June 30, 1995 (each of the foregoing levels of Net Sales, the "Individual Product Net Sales Minimum"). As used herein, the term "Net Sales" shall mean total gross sales in the United States, in all markets, determined on an accrual basis, less actual freight allowances permitted to be taken by trade customers, returns, trade allowances, trade rebates and trade and cash discounts. For purposes of determining total gross sales, gross sales shall not include sales generated by the Buyer unless the customer is an "active account" then being serviced by either of the Companies or one or more of their subsidiaries, whether in connection with the Products or any other product in the Companies, or Subsidiaries, respective product lines. The term "active account" shall mean any account having purchased one or more such products from the Companies and/or Subsidiaries within the last 24 months. A list of all active accounts will be provided to Buyer as soon as reasonably possible. Further, total gross sales shall include, with respect to any Product for which manufacturing responsibilities have been taken over by the Buyer, all orders booked (exclusive of Buyer generated orders other than from active accounts) by the Companies in a manner consistent with past practice and which the Companies are unable to deliver because of the Buyer's inability to fulfill such orders.

      (b) Net Sales Statements. Within fifteen (15) days following the end of the Warranty Period, the Companies shall deliver to the Buyer a statement showing the aggregate gross sales of the Products during the Warranty Period, on a Product by Product basis, and the deductions therefrom.

      (c) Individual Product Net Sales Minimum.  If the
Individual Product Net Sales Minimum is not achieved with respect to any of Balm Barr, Stretch Mark, Quinsana or Wildroot, then the Buyer shall have the option, exercisable by written notice to the Companies within thirty (30) days following the end of the Warranty Period, to cause the Companies to repurchase from the Buyer the Product(s) which failed to achieve its respective Individual Product Net
Sales Minimum for a purchase price equal to the sum of the amount set forth on the Schedule annexed hereto plus any Deferred Payments paid to the Companies by the Buyer in respect of such Product, less any amounts paid by the Companies to the Buyer in respect of such Product(s) pursuant to Section 3.2 of the Transition Agreement (the
"Individual Product Repurchase Price").

       (d)     Aggregate Net Sales Minimum.  If the
Aggregate Net Sales Minimum is not achieved, then within thirty (30) days following the end of the Warranty Period, the Companies shall deliver to the Buyer an amount (hereinafter, the "Shortfall") equal to the product of 1.6 times the difference between (i) the actual aggregate Net Sales of the Products during the Warranty Period and (ii) the Aggregate Net Sales Minimum; provided, however, that if the Shortfall exceeds Five Hundred Thousand ($500,000) Dollars (the "Basket"), then, subject to the last sentence of this clause (d), the Companies shall have the option, exercisable by written notice to the Buyer within such thirty (30) day period, either to deliver to the Buyer the Shortfall up to a maximum of One Million ($1,000,000) Dollars (the "Cap"), or to repurchase the Domestic Product Line under the CP Acquisition Agreement and the Domestic Product Line under the Mennen Acquisition Agreement for an amount equal to the sum of Eight Million ($8,000,000) Dollars plus any Deferred Payments paid to the Companies by the Buyer, less any amounts paid by the Companies to the Buyer pursuant to the provisions of Section 3.2 of the Transition Agreement (the "Repurchase Price"); provided further that in the event of a repurchase by the Companies of any Product(s) pursuant to clause (c) hereof, then the Aggregate Net Sales Minimum, the Basket and the Cap each shall be reduced by the percentage set forth opposite such Product(s) on the Schedule annexed hereto. Notwithstanding anything to the contrary otherwise contained herein, in no event shall the Companies be required to pay the Buyer more than One Million ($1,000,000) Dollars as a result of their inability to achieve the Aggregate Net Sales Minimum (unless the Companies elect their option to repurchase the Domestic Product Lines in which event they shall pay to the Buyer the Repurchase Price). In the event the Shortfall exceeds $500,000 and the Companies elect to repurchase the Domestic Product Lines, the Buyer shall have the right to waive any claim for damages in excess of $500,000, in which event the Companies would have no right to repurchase the Domestic Products Lines.

      (e) Payments to Buyer. Any amounts payable to the Buyer by the Companies pursuant to the provisions of this letter agreement shall be payable within thirty (30) days following the end of the Warranty Period as follows: (i) the Companies shall deliver to the Buyer cash in an amount equal to twenty-five (25%) percent of the amount payable by the Companies hereunder and (ii) the balance of the amount payable by the Companies hereunder shall be offset against any amounts due and owing the Companies under the Notes delivered by the Buyer to each of CP and Mennen under the Acquisition Agreements. The allocation of the amount of offset under each Note shall be determined by the Companies. To effectuate the foregoing provisions of clause (ii), the Companies shall deliver to the Buyer the Notes and Deferred Payment Notes for cancellation, and the Buyer shall simultaneously execute and deliver to each of Mennen and Colgate replacement Notes and Deferred Payment Notes in form and substance identical to the Notes and Deferred Payment Notes except for the principal amount thereof. In the event of a repurchase of the Domestic Product Lines all Notes and Deferred Payment Notes will be canceled.

        (f) Books and Records. The Companies agree to maintain complete, true and correct books of account concerning the sale of the Products during the Warranty Period in sufficient detail to enable the Buyer to compute and verify same. The Companies further agree to permit the Buyer, its agents and/or independent public accountants, to have full access to such books of account (together with the books of account pertaining to Net Sales for the six months ended June 30, 1995), including the right to make copies thereof, during normal business hours and upon reasonable notice to the Companies during the Warranty Period plus six months thereafter. The Buyer hereby agrees to keep confidential all such information and to use it only in accordance with and for the purposes of this letter agreement. The Companies undertake to provide the Buyer as soon as reasonably possible with all supporting documentation necessary for Buyer to confirm the Aggregate Net Sales Minimum and the Individual Product Net Sales Minimum. Any dispute as to the Net Sales of the Products shall be resolved by arbitration in accordance with the provisions of Section 3.7 of the Acquisition Agreements.

      (g) Exclusive Remedy. The provisions of this letter agreement shall be the exclusive remedy of the Buyer for any breaches by the Companies of any representation, covenant or agreement of the Companies contained herein and for the inability by the Companies to achieve the Aggregate Net Sales Minimum or the Individual Product Net Sales Minimum. The foregoing is not intended to diminish in any respect the Buyer's rights of indemnification under the Acquisition Agreements with respect to the subject matter of the Acquisition Agreements.

      (h) Repurchase Provisions. The Buyer hereby represents, warrants and agrees that with respect to any Product which the Companies are required to repurchase pursuant to clause (c) or elect to repurchase pursuant to clause (d):

         (i)   on the date of repurchase ("Repurchase
         Date"), the Buyer will deliver to the Companies good and marketable title to all Assets attributable to the Product being repurchased, including all inventory pertaining to the Product and all then outstanding receivables attributable to the sale of the Product during the period January 1, 1996 through the Repurchase Date, free and clear of all mortgages, claims, liens, charges and encumbrances, except (i) the lien for taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (ii) such imperfections of title and encumbrances, if any,
         (A) which do not materially detract from the value, or interfere with the use, of the Assets or (B) which were caused or otherwise created by the Companies.

         (ii) During the Warranty Period and thereafter through the Repurchase Date, the Buyer shall not grant rights to any other person (other than the Companies) with respect to any trademark used in connection with any Product nor shall the Buyer otherwise enter into any agreement, commitment or other arrangement with third parties respecting any Product without the prior written consent of the Companies (other than purchase orders) not to be unreasonably withheld, unless same by its terms automatically terminates upon the repurchase of said Product by the Companies.

         (iii) On the Repurchase Date the Buyer shall execute, deliver and acknowledge all such documents and instruments of transfer and conveyance in such jurisdictions, and do and perform all such acts and other things as the Companies may reasonably request, to vest in the Companies title to, and to put the Companies in possession of, the Assets and related inventory and receivables.

      (i) Notices. All notices and other communications required or permitted to be given under this letter agreement ("Communications") shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, return receipt requested, or by overnight courier for next day delivery, to the parties at their respective addresses set forth below or to such other or additional address as either party shall hereafter specify by Communication to the other, or by telecopier to the parties at their respective telecopier numbers set forth below or to such other or additional numbers as either party shall hereafter specify by Communication to the other party:



If to the Companies to:           Colgate-Palmolive Company
                                  300 Park Avenue
                                  New York, New York 10022-7499
                                  Telecopier No.: (212) 326-7954
                                  Attn: Andrew Hendry, Esq.

with a copy to:                   Warshaw Burstein Cohen
                                  Schlesinger & Kuh, LLP
                                  555 Fifth Avenue
                                  New York, New York 10017
                                  Telecopier No.: (212) 972-9150
                                  Attn: Phillip England, Esq.

If to the Buyer to:               The Stephan Co.
                                  1850 West McNab Road
                                  Ft. Lauderdale, Florida 33309
                                  Telecopier No.: (305) 971-9903
                                  Attn:  Mr. Frank Ferola, Sr.
                                  Chairman, President and CEO

with a copy to:                   Hertzog, Calamari and Gleason
                                  100 Park Avenue
                                  New York, New York 10016
                                  Telecopier No.: (212) 213-1199
                                  Attn: Stephen Connoni, Esq.

      Notice of change of address or telecopier number shall be deemed given when actually received or upon refusal to accept delivery thereof; all other Communications shall be deemed to have been given and received on the earliest of:
(a) when actually received or upon refusal to accept delivery thereof, (b) on the date when delivered personally or sent by telecopier, (c) one (1) business day after sending by recognized overnight courier, or (d) four (4) business days after mailing, as aforesaid.

       (j) No Assignment.  Neither the Companies nor the
 Buyer shall have the right to assign this letter agreement nor any of their respective rights hereunder without the prior written consent of the other.

       (k) Binding Effect; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and permitted assigns. Nothing in this letter agreement, expressed or implied, is intended to or shall (i) confer on any person other than the parties, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this letter agreement, or
(ii) constitute the parties partners or participants in a joint venture.

       (l) Amendments. This letter agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought.

       (m) Governing Law. This letter agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

        (n) Consent to Jurisdiction. (i) With respect to any action commenced by the Companies against the Buyer hereunder the Buyer (i) consents and submits to the jurisdiction of the Courts of the State of New York or of the Courts of the United States of America for the Southern District of New York for all purposes of this Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation and liability arising under or by reason of this Agreement and (ii) consents and submits to the venue of such action or proceeding in the City and County of New York (or such judicial district of a Court of the United States as shall include the same).

         (ii) with respect to any action commenced by the Buyer against the Companies hereunder the Companies (i) consent and submit to the jurisdiction of the Courts of the State of Florida or of the Courts of the United States of America for the Southern District of Florida for all purposes of this Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation and liability arising under or by reason of this Agreement and (ii) consent and submit to the venue of such action or proceeding in the City and County of Broward (or such judicial district of a Court of the United States as shall include the same).

      (o) Severability . Any term or provision of this letter agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

       (p) Counterparts. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.